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EXHIBIT 1

Granite Real Estate Investment Trust

Annual Information Form

March 1, 2017

i

GENERAL MATTERS

        This annual information form ("Annual Information Form" or "AIF") contains information about both Granite Real Estate Investment Trust ("Granite REIT") and Granite REIT Inc. ("Granite GP"). The trust units of Granite REIT (each a "REIT Unit") and the common shares of Granite GP (each a "GP Share") trade as stapled units ("Stapled Units"), each consisting of one REIT Unit and one GP Share. The Stapled Units are listed on the Toronto Stock Exchange (the "TSX") under the symbol "GRT.UN" and on the New York Stock Exchange (the "NYSE") under the symbol "GRP.U." Information in this AIF is dated as of December 31, 2016 unless otherwise indicated.

        Financial information of Granite REIT and Granite GP is presented on a combined basis as permitted under exemptions granted by applicable Canadian securities regulatory authorities. Accordingly, throughout this Annual Information Form, unless otherwise specified or the context otherwise indicates, "Granite" refers to the combined Granite REIT and Granite GP and their subsidiaries and investees and, for periods prior to January 3, 2013, their predecessor Granite Real Estate Inc. ("Granite Co.") and its predecessors and subsidiaries.

        When the term "annualized lease payments" or "ALP" is used in this Annual Information Form, it means, for any fiscal year, the total annual rent payable, excluding tenant recoveries and straight-line revenue adjustments, to Granite if the lease payments as at the last day of such fiscal year were in place for the entire fiscal year or for a period which is less than a year if non-renewal or termination notices have been provided or the disposal of a property is certain. Accordingly, any revenue changes from future contractual rent adjustments, renewal and re-leasing activities or expansion and improvement projects to be completed are not reflected in annualized lease payments as at December 31, 2016. In determining ALP, rents denominated in foreign currencies are converted to Canadian dollars based on exchange rates in effect as at the last day of the reporting period. These amounts do not conform to revenue recognition policies under International Financial Reporting Standards ("IFRS").

        Financial data included in this Annual Information Form has been prepared in accordance with IFRS as issued by the International Accounting Standards Board. This Annual Information Form should be read in conjunction with the annual audited combined financial statements and management's discussion and analysis and appended notes, each of which appear in Granite's annual report. Unless otherwise indicated, the statistical and financial data contained in this Annual Information Form is presented in Canadian dollars as at December 31, 2016. Granite refers to Canadian dollars as "dollars" or "$", United States dollars as "U.S.$" or "U.S. dollars" and euros as "eur". Granite publishes its financial statements in Canadian dollars.

        References to the "2011 Arrangement" refer to the completion of a court-approved plan of arrangement of Granite Co. under the Business Corporations Act (Ontario), which eliminated Granite Co.'s dual class share capital structure through which Mr. Frank Stronach and his family had previously controlled Granite Co.

        References to the "2013 Arrangement" mean the completion of Granite Co.'s conversion from a corporate structure to a stapled unit real estate investment trust structure pursuant to a plan of arrangement under the Business Corporations Act (Québec) on January 3, 2013.

        References to the "Arrangement Agreement" mean the arrangement agreement dated January 31, 2011 between MI Developments Inc., 445327 Ontario Limited and The Stronach Trust (including the schedules thereto).

        References herein to "capital" in the context of the proportionate amount invested in Magna or in the calculation of a leverage ratio are to the carrying value of Granite's investment properties as reported on its combined balance sheet.

        References herein to "Directors" are to the Board of Directors of Granite GP.

        References to the "Tax Act" shall mean the Income Tax Act (Canada).

        References herein to "leasing commission costs" are to direct leasing costs that include broker commissions incurred in negotiating and arranging tenant leases.

        References herein to "leverage" or "leverage ratio" are, unless otherwise indicated, to the carrying value of total debt divided by the total fair value of investment properties.

        References herein to "Magna" are, unless otherwise indicated, to Magna International Inc., its operating divisions and subsidiaries and other controlled entities. References herein to leases with Magna include leases with operating subsidiaries of Magna International Inc., and when reference is made to the tenant at certain of Granite's properties being Magna, it is to Magna International Inc. or one of its operating subsidiaries.

        References to "Non-Residents" are to persons who are not residents of Canada for the purposes of the Tax Act.

        References herein to "Trustees" are to the Board of Trustees of Granite REIT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Annual Information Form and the documents incorporated by reference herein contain statements that, to the extent they are not recitations of historical fact, constitute "forward-looking statements" or "forward looking information" within the meaning of applicable securities legislation, including the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation. Forward-looking statements and forward-looking information may include, among others, statements regarding Granite's future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, capital structure, cost of capital, tenant base, tax consequences, economic performance or expectations, or the assumptions underlying any of the foregoing. In particular, this Annual Information Form contains forward- looking statements and forward-looking information regarding Granite's relationships with its tenants, the diversification of Granite's real estate portfolio and expected increases in leverage. Words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate", "seek" and similar expressions are used to identify forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information should not be read as guarantees of future events, performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. There can also be no assurance that intended developments in Granite's relationships with its tenants, the expansion and diversification of Granite's real estate portfolio and the expected increases in leverage can be achieved in a timely manner, with the expected impact or at all. Forward-looking statements and forward-looking information are based on information available at the time and/or management's good faith assumptions and analyses made in light of Granite's perception of historical trends, current conditions and expected future developments, as well as other factors Granite believes are appropriate in the circumstances, and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Granite's control, that could cause actual events or results to differ materially from such forward-looking statements and forward-looking information. Important factors that could cause such differences include, but are not limited to: the risk of changes to tax or other laws and treaties that may adversely affect Granite REIT's mutual fund trust status under the Tax Act or the effective tax rate in other jurisdictions in which Granite operates; economic, market and competitive conditions and other risks that may adversely affect Granite's ability to achieve desired developments in Granite's relationships with its tenants, expansion and diversification of its real estate portfolio and increase in its leverage; and the risks set forth in this Annual Information Form in the "Risk Factors" section, which investors are strongly advised to review. The "Risk Factors" section also contains information about the material factors or assumptions underlying such forward-looking statements and forward-looking information. Forward-looking statements and forward-looking information speak only as of the date the statements were made and unless otherwise required by applicable securities laws, Granite expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements or forward-looking information contained in this Annual Information Form to reflect subsequent information, events or circumstances or otherwise.

GRANITE — CORPORATE STRUCTURE

        Granite's business is carried on directly and indirectly by Granite REIT Holdings Limited Partnership ("Granite LP"), all of the partnership units of which are owned by Granite REIT and Granite GP.

Granite REIT

        Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust (the "Declaration of Trust") dated January 3, 2013. Although it is intended that Granite REIT qualify as a "mutual fund trust" pursuant to the Tax Act, Granite REIT is not a mutual fund under applicable securities laws. The principal office and centre of administration of Granite REIT is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1.

Granite GP

        Granite GP was incorporated on September 28, 2012 pursuant to the Business Corporations Act (British Columbia) (the "BCBCA"). On January 4, 2013, the articles of Granite GP were altered to remove a class of non-voting shares that had been used for certain steps of the 2013 Arrangement. The head office of Granite GP is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1 and the registered office of Granite GP is Suite 2600, Three Bentall Centre, 595 Burrard Street P.O. Box 49314, Vancouver, British Columbia, V7X 1L3.

Organizational Structure and Subsidiaries

        The following chart summarizes Granite's structure.

        Granite LP's material subsidiaries and their respective jurisdictions of incorporation or formation are listed below. Parent/subsidiary relationships are identified by indentation. The percentages of the votes attaching to all voting securities beneficially owned by Granite LP or over which Granite exercises control or direction, directly or indirectly, are also indicated. Subsidiaries not listed individually each represent less than 10% of Granite's total 2016 combined revenues and total combined assets as at December 31, 2016 and, in the aggregate, represent less than 20% of Granite's total 2016 combined revenues and total combined assets as at December 31, 2016. Granite LP's percentage voting interest is equivalent to our economic interest in each subsidiary listed below. The voting securities of each subsidiary are held in the form of common shares or, in the case of limited partnerships and their foreign equivalents, share quotas or partnership interests.

	Ownership of Voting Securities	Jurisdiction of Incorporation or Formation
Granite Canadian Realty LP	100%	Ontario
Granite US Master LP	100%	Delaware
Granite US Holdco LP	100%	Delaware
Granite REIT America Inc.	100%	Delaware
Granite NV LLC	100%	Delaware
DGI LS, LLC	100%	Delaware
Granite Berks LLC	100%	Delaware
DGI Berks LP	100%	Delaware
Granite Real Estate Inc.	100%	Quebec
Granite Austria GmbH	100%	Austria
Granite Thondorf RE GmbH & Co KG	100%	Austria
Granite Austria GmbH & Co KG	100%	Austria
Granite Germany Holding GmbH	99.74%	Germany
Granite Germany Real Estate GmbH & Co KG	99.74%	Germany

GENERAL DEVELOPMENT OF THE BUSINESS

Three-Year History

2014

In January 2014, Granite commenced monthly distributions of $0.183 per Stapled Unit, reflecting a targeted annualized distribution of $2.20 per Stapled Unit, an increase from the previously targeted annualized distribution of $2.10 per Stapled Unit.

On July 3, 2014, Granite LP issued at par $250 million of 3.788% Series 2 senior debentures due July 5, 2021 (the "2021 Debentures"). On July 3, 2014, Granite entered into a cross-currency interest rate swap to exchange the $250 million proceeds and related 3.788% interest payments from the 2021 Debentures to euro 171.9 million and euro denominated interest payments at a 2.68% interest rate (the "2.68% Swap"). See "Credit Facility and Indebtedness — Other Unsecured Indebtedness".

On August 5, 2014, Granite LP redeemed in full its outstanding $265 million 6.05% debentures due December 22, 2016.

On December 11, 2014 Granite entered into an amended and restated unsecured senior revolving credit facility agreement to increase the amount available from $175 million to $250 million and lower the applicable interest rate (the "Credit Facility"). See "Credit Facility and Indebtedness — Credit Facility".

For the year ended December 31, 2014, Granite:
(i) renewed, extended or entered into 16 leases, representing an aggregate of approximately 7.2 million square feet, with annualized lease payments of approximately $46 million;
(ii)

acquired two income properties and 29 acres of adjacent expansion/development lands in Indiana with an aggregate purchase price to Granite of $79.7 million, representing $4.8 million in new annualized lease payments and one new tenant; and

	(iii)	sold twelve properties and a small parcel of excess land for gross proceeds in aggregate of $152.9 million, with such properties being located in Mexico, Germany and the United States.
2015

In January 2015, Granite commenced monthly distributions of $0.192 per Stapled Unit reflecting a targeted annualized distribution of $2.30 per Stapled Unit, an increase from the previously targeted annualized distribution of $2.20 per Stapled Unit.

Following the exploration of a potential sale of certain of Granite's assets, in June 2015, the Trustees initiated a comprehensive review of all strategic alternatives that could be in the best interests of Granite. Barclays and Brookfield Financial were engaged as financial advisors to assist Granite in the review process. The review concluded on March 2, 2016 (see below).

On September 6, 2015, Granite announced the departure of Thomas Heslip, Granite's Chief Executive Officer, and the assumption of the responsibilities of Chief Executive Officer by Michael Forsayeth, Granite's Chief Financial Officer.

For the year ended December 31, 2015, Granite:
(i)

renewed, extended or entered into 16 leases, representing an aggregate of approximately 2.8 million square feet, with annualized lease payments of approximately $15.3 million. Of these 16 leases, Granite entered into a seven year lease for its 631,336 square foot of its recently constructed industrial property located in Shepherdsville, Kentucky, United States;

	(ii)	acquired 28.5 acres of development lands in Poland with an aggregate purchase price to Granite of $6 million and began construction on the first phase of a three phase development; and
	(iii)	sold 6 properties for gross proceeds in aggregate of $16.3 million, with such properties being located in Canada, United States and Germany.
2016

On March 2, 2016, Granite announced a 5.7% increase in its monthly distribution to $0.203 per Stapled Unit, to reflect a targeted annualized distribution of approximately $2.44 per Stapled Unit, an increase from the previously annualized distribution of $2.30 per Stapled Unit.

On March 2, 2016, Granite also announced that following the consideration of a full range of alternatives by the Trustees, its review of strategic alternatives had concluded. Supported by the advice of its advisors, the Trustees determined that pursuing Granite's existing strategic objectives was the best course of action for Granite in the current circumstances.

On March 31, 2016, Granite announced the appointment of Michael Forsayeth to Chief Executive Officer.

On April 20, 2016, Granite announced that the TSX had accepted Granite's notice of intention to make a normal course issuer bid ("NCIB"). Pursuant to the NCIB, Granite proposed to purchase up to an aggregate of 3,647,837 of its issued and outstanding Stapled Units through the facilities of the TSX and any alternative trading system in Canada, from time to time, if Granite's Stapled Units are trading at a price that Granite believes is materially below intrinsic value. The NCIB is for a period of 12 months commencing from April 26, 2016 and will conclude on the earlier of the date on which purchases under the bid have been completed and April 25, 2017.

In July 2016, Granite announced the appointment of Ilias Konstantopoulos to Chief Financial Officer effective September 12, 2016.

On October 3, 2016, Granite concluded binding agreements with Magna and certain of its Cosma International Group subsidiaries to extend or renew early and extend the leases for 15 properties, including seven special purpose properties, that in total represent approximately seven million square feet or 24% of Granite's total income producing property portfolio as at September 30, 2016.

In November 2016, Granite acquired the non-controlling interests and satisfied the contingent consideration associated with five properties in the United States for cash consideration of $20.9 million. In conjunction with the purchase, the secured mortgages and construction loans outstanding were refinanced with unsecured debt and, as a result, Granite's entire property portfolio is now unencumbered.

On December 20, 2016, Granite LP issued $400 million of 3.873% Series 3 Senior Debentures due November 30, 2023 (the "2023 Debentures"). On December 20, 2016, Granite entered into a cross-currency interest rate swap to exchange the $400 million proceeds and related 3.873% interest payments from the 2023 Debentures to euro 281.1 million and euro denominated interest payments at a 2.43% interest rate (the "2.43% Swap"). See "Credit Facility and Indebtedness — Other Unsecured Indebtedness".

On December 21, 2016, Granite LP redeemed in full its outstanding $200 million 4.613% Series 1 Senior Debentures due October 2, 2018 and terminated the associated cross-currency interest rate swap outstanding.

During 2016, Brydon Cruise and Donald Clow were appointed as Trustees of Granite REIT and Directors of Granite GP.
For the year ended December 31, 2016, Granite:
(i)

including the binding agreements with Magna announced on October 3, 2016, renewed, extended or entered into 28 leases, representing an aggregate of approximately 9.5 million square feet, with annualized lease payments of approximately $82.1 million. Of these 28 leases, Granite entered into a seven year lease for its 750,000 square foot recently constructed industrial property located in Bethel Township, Pennsylvania, United States;

(ii)

entered into an agreement with Magna to acquire certain building expansions at two special purpose properties located in Bowling Green, Kentucky, United States and Piedmont, South Carolina, United States for a total purchase price of approximately U.S.$54 million. These expansions, which represent approximately 525,000 square feet of leasable area, were recently completed and funded by Magna and will generate incremental rental revenue of approximately U.S.$4.4 million. The lease terms for each of these properties was renewed early and extended to January 31, 2032; and

(iii) sold seven properties for gross proceeds in aggregate of $42.0 million, with such properties being located in the United States, Austria and Germany.
2017 to date

In January 2017, Granite commenced monthly distributions of $0.217 per Stapled Unit reflecting a targeted annualized distribution of $2.60 per Stapled Unit, an increase of 8.3% from distributions of $2.40 per Stapled Unit made in 2016.

BUSINESS OVERVIEW

        Granite is engaged in the ownership and management of predominantly industrial, warehouse and logistics properties in North America and Europe. As at December 31, 2016, Granite's real estate portfolio includes 92 income-producing properties representing approximately 30 million square feet of leasable area with a fair value of approximately $2.6 billion.

        Granite provides holders of REIT Units ("REIT Unitholders") with stable cash flow generated by revenue it derives from the ownership of and investment in income-producing real estate properties. It strives to maximize long term unit value through the execution of its long term strategy of building a high quality diversified industrial real estate business. Underpinning this strategy, Granite seeks (i) to pursue property, portfolio and company acquisitions with a focus of capitalizing on any regional disparities, market disruptions and cyclical downturns across its international footprint, (ii) development opportunities from within Granite's existing portfolio and from acquired real estate assets, (iii) joint ventures and similar arrangements with local partners, (iv) targeted sale of certain non-core properties, primarily Magna tenanted, and (v) further investments with its tenants in support of their growth.

        A key component of Granite's strategy is to reduce the proportion of total capital invested in Magna-tenanted properties and thereby increase the percentage of lease revenue earned from non-Magna tenants. In 2016, Granite continued to execute on its diversification strategy through property development and selected dispositions. Granite has reduced the proportion of total capital invested in Magna-tenanted properties from 95% on December 31, 2011 to 74% and the Magna tenant concentration from 97% on December 31, 2011 to 78%, based on annualized lease payments.

Geographic Breakdown

        Granite's income-producing properties are located in nine countries: Canada, the United States, Austria, Germany, the Netherlands, the Czech Republic, Poland, the United Kingdom and Spain. Lease payments are primarily denominated in three currencies: the euro, the Canadian dollar and the U.S. dollar. The following charts show the geographic breakdown of Granite's income-producing properties by number and approximate square footage.

Geographic Breakdown

Number of Income-Producing Properties	Square Feet

        The following table shows the geographic breakdown of Granite's income-producing properties by fair value as at December 31, 2016.

Real Estate Assets

Location	Income-Producing Property Portfolio Fair Value	Income-Producing Property Portfolio Fair Value
	(in millions)	(%)
North America
Canada	$763.7	28.9
United States	$774.8	29.3
Europe
Austria	$699.0	26.4
Germany	$242.5	9.2
Netherlands	$118.1	4.4
Other	$48.2	1.8

Total	$2,646.3	100.0

Property Types

        Granite's income-producing properties can be categorized generally as (i) modern logistics/distribution warehouse facilities, (ii) multi-purpose facilities, which are tenantable by a wide variety of potential users, or (iii) special purpose properties, designed and built with specialized features and leased to Magna.

        The chart below illustrates the proportion of Granite's ALP from income-producing properties that are modern logistics/distribution warehouse facilities, multi-purpose facilities and special purpose properties as at December 31, 2016.

Modern Logistics/Distribution Warehouse vs. Multi-Purpose vs.
Special Purpose Income-Producing Properties by Annualized Lease Payments (ALP)

Tenant Base

        As at December 31, 2016, Magna, a diversified global automotive supplier, was the tenant at 63 of Granite's 92 income-producing properties and lease payments under those leases represented approximately 78% of Granite's annualized lease payments. See "— Business and Operations of Magna, Granite's Principal Tenant".

        Other tenants of Granite currently include: ALSO Actebis, Cardinal Health, Cogeco, DB Schenker, DHL and GameStop, Dole, HH Gregg, Ingram Micro, Kate Spade and Company, Kuhne + Nagel, Meyer & Meyer, Peer 1, Ricoh, Samsung Electronics, Schaeflein Logistics GmbH, Sears, Siemens Canada, Tchibo, Van Uden Logistic.

        Granite believes that its existing portfolio of Magna-tenanted properties provides a level of stability for its business. Granite's 12 special purpose properties are occupied exclusively by Magna in Canada, the United States, Austria and Germany. The special purpose attributes of these properties cause them to have a higher risk profile (see "Risk Factors"), but, currently with a weighted average remaining lease term of 10.7 years, they also present the opportunity for a stable and, relative to modern logistics/distribution warehouse and multi-purpose properties, enhanced rental income stream. See "— Business and Operations of Magna, Granite's Principal Tenant".

Improvement and Expansion Projects

        During the year ended December 31, 2016, Granite completed two improvement projects at Magna-tenanted facilities in Canada and the United States representing a total cost of approximately $1.3 million. Of these projects, $1.0 million of the investment increased annualized lease payments by $0.1 million and neither of the projects attracted additional leasing commission costs. Granite also completed two expansion projects and two improvement projects at non-Magna-tenanted facilities in Canada and the United States during the year ended December 31, 2016. The two expansion projects, representing a total expenditure of approximately $8.1 million, were undertaken following the execution of new leases at the two recently developed properties in the United States. These expansion projects increased annualized lease payments by $6.1 million and $2.8 million of leasing commission costs were incurred. The improvement project at a non-Magna tenanted facility in the United States totaling $0.2 million was a landlord obligation and did not increase annualized lease payments nor attract additional leasing commission costs. The other improvement project totaling $0.2 million was a tenant improvement and resulted from the execution of a new lease at a vacant property in Canada. This project, in conjunction with entering into a new lease, increased annualized lease payments by $0.3 million and attracted leasing commission costs of $0.1 million.

        As at December 31, 2016, Granite had four active improvement or expansion projects in Canada and Poland. One such improvement project, being a landlord obligation in connection with the new lease at a vacant property in Canada, noted above, resulted in an expenditure of $0.4 million as of December 31, 2016, with the remainder of the project to be completed in the first half of 2017 at an anticipated cost of $0.5 million. Granite also had an active expansion project in Poland resulting from a new lease entered into in 2016 which is expected to be completed in the first half of 2017 at an anticipated cost of $0.5 million. The remaining projects were small active improvement projects in Canada that were landlord obligations, with aggregate anticipated remaining costs of approximately $0.2 million. Granite currently expects to complete these projects in the first half of 2017. In accordance with the early renewal and extension of leases at two special purpose properties in Kentucky, United States and South Carolina, United States on October 3, 2016, Granite committed to purchase from Magna for approximately $72.1 million (U.S.$53.7 million) certain building expansions representing approximately 0.5 million square feet of leasable area. These building expansions were purchased on January 31, 2017 and will result in an increase in annual rental revenue by approximately U.S.$4.4 million based on lease terms in place.

        For most construction projects, Granite uses its experience and local expertise to construction-manage specific elements of a project to maximize returns and minimize construction costs. On the remainder of its projects, Granite outsources design and construction. Depending on the nature and location of the project, Granite either manages construction with regular on-site supervision by its employees, or remotely through cost, scope of work and other management control systems. Granite does not have long-term contractual commitments with its contractors, subcontractors, consultants or suppliers of materials, who are generally selected on a competitive bid basis.

Development Projects

        For the year ended December 31, 2016, Granite incurred $5.8 million of capital expenditures (excluding the cost of acquisition) pertaining to the completion of a development property in Poland. The total cost to construct the property was $12.0 million. In 2016, three leases were executed for this property that, in aggregate, represents 39% of the total income-producing square footage of the property.

 Profile of Granite's Real Estate Portfolio

Granite's Income-Producing Real Estate Portfolio

        The following chart shows the total leasable area (net of dispositions) and number of properties within Granite's income-producing property portfolio in each of the last 5 years.

Income-Producing Property Portfolio
Total Leasable Area and Number of Properties

        The chart below shows Granite's historical capital expenditures for its real estate portfolio, including (i) improvements and expansions, (ii) acquisitions, and (iii) development.

Annual Capital Expenditures

Schedule of Lease Expiries

        The weighted average remaining term to expiry based on leased area for income-producing properties was as follows as at December 31 in each of the last five years:

        December 31, 2016 — 7.0 years;

        December 31, 2015 — 4.7 years;

        December 31, 2014 — 5.3 years;

        December 31, 2013 — 4.8 years;

        December 31, 2012 — 4.8 years;

 Principal Markets in Which Granite Operates

Geographic Diversification

        The following chart shows a breakdown of Granite's $216.6 million of annualized lease payments by country as at December 31, 2016.

Income-Producing Property Portfolio
Breakdown of Annualized Lease Payments at December 31, 2016 by Country
(in millions of Dollars)

        The chart below shows the breakdown of Granite's income-producing property portfolio by country, category, fair value and number of properties as at December 31, 2016.

Income-Producing Property Portfolio
Breakdown by Country, Category, Fair Value and Number Properties as at December 31, 2016
(in millions of Dollars, excluding number of properties)

	Modern logistics/distribution warehouse facilities		Multi-purpose facilities		Special purpose properties		Total
	Fair Value	#	Fair Value	#	Fair Value	#	Fair Value	#
Canada	$7.4	1	$385.6	35	$370.7	4	$763.7	40
Austria	—	—	86.2	7	612.8	4	699.0	11
United States	360.2	8	110.1	12	304.5	3	774.8	23
Germany	100.7	5	79.8	5	62.0	1	242.5	11
Netherlands	118.1	3	—	—	—	—	118.1	3
Other	13.6	1	34.6	3	—	—	48.2	4

	$600.0	18	$696.3	62	$1,350.0	12	$2,646.3	92

Income-Producing Properties in Canada

        Granite's 40 Canadian income-producing properties are located in Ontario. Thirty-five properties representing approximately 77% of the Canadian income-producing properties based on annualized lease payments as at December 31, 2016 are located in the Greater Toronto Area. The remaining five properties in the Canadian portfolio are located in Southwestern Ontario. The lease payments for properties in Canada are denominated in Canadian dollars.

Income-Producing Properties in the United States

        Granite's income-producing property portfolio includes 23 properties in the United States. Approximately 25% of the annualized lease payments as at December 31, 2016 from Granite's income-producing properties in the United States is derived from properties located in Kentucky, 23% is derived from a property in South Carolina, 12% is derived from properties located in Indiana and 8% is derived from properties located in Michigan. The remainder of Granite's annualized lease payments from the United States are derived from properties located in Tennessee, Pennsylvania, Iowa, Missouri, New Jersey, Georgia, Ohio and Oregon. The lease payments for properties in the United States are denominated in U.S. dollars.

Income-Producing Properties in Austria

        Granite's income-producing property portfolio includes 11 properties in Austria. Approximately 97% of the Austrian income-producing properties based on annualized lease payments as at December 31, 2016 are located in the Province of Styria. Magna's Eurostar and Thondorf plants (Granite's two largest income-producing properties globally, accounting for approximately 17% of Granite's total annualized lease payments) are located in the city of Graz, which is located approximately 170 kilometres south of Vienna. The lease payments for properties in Austria are denominated in euros.

Income-Producing Properties in Germany

        Granite's income-producing property portfolio includes 11 properties in Germany. The properties are primarily located in the states of Baden-Württemberg, Hessen, Bavaria, Thüringen/Thuringia, Nordrhein-Westfalen and Niedersachsen/Lower Saxony. The lease payments for properties located in Germany are denominated in euros.

Income-Producing Properties in the Netherlands

        Granite's income-producing property portfolio includes three properties in the Netherlands, which are located in the states of Noord-Brabant, Gelderland and Zuid-Holland. The lease payments for properties located in the Netherlands are denominated in euros.

Income-Producing Properties in Other European Locations

        Granite's income-producing property portfolio also includes a property in the United Kingdom. The lease payments for this property are denominated in British pounds.

        Granite also has one income-producing property in each of Spain and the Czech Republic. The lease payments for these properties are denominated in euros.

        Granite completed the development of an income-producing property in Poland during 2016, which is 39% leased based on the total square footage of the property. The lease payments for this property are denominated in euros and zlotys.

Development Lands in Poland and the United States

        Granite has two development lands in its real estate portfolio. Construction of up to two additional facilities will commence on development land located in Wroclaw, Poland once Granite's pre-leasing objectives are achieved. The second parcel of land is in Indiana, United States and is being held for future build-to-suit opportunities and/or future speculative development.

Foreign Exchange

        As at December 31, 2016, approximately 73% of Granite's annualized lease payments were denominated in the euro and the U.S. dollar. As Granite reports its financial results in Canadian dollars and does not currently hedge all of its non-Canadian dollar rental revenues, foreign currency fluctuations can have a material impact on Granite's financial results. All of Granite's debt is denominated in foreign currencies to more naturally hedge its non-Canadian dollar cash inflows.

Leasing Arrangements

Leases

        Granite's leases generally provide that the tenant is responsible for all costs of occupancy, including operating costs, property taxes, the costs of maintaining insurance in respect of the property, maintenance costs and non-structural replacement costs. The tenant is not responsible for income taxes or capital taxes charged to Granite.

        Granite's leases generally provide that Granite is responsible, at its own expense, for structural repairs and replacements relating to the structural, non-process related elements of its properties. For certain components of a property, such as the roof membrane, paved areas and non-process related HVAC systems, some of Granite's leases provide that Granite pays for the costs of replacement as necessary and, in most of those cases, recovers such costs, plus interest, from the tenant over the expected useful life of the item replaced, as additional rent during the course of the lease.

Contractual Step-Ups in Rental Rates

        A majority of Granite's existing leases provide for periodic rent escalations based either on fixed-rate step increases or on the basis of a consumer price index adjustment.

Renewal Options

        A majority of Granite's existing leases include built-in renewal options, generally tied to either market rental rates or to the existing rent plus an increase based upon a consumer price index adjustment. In cases where the renewal is linked to market rates, the determination of market rent is, failing agreement, generally subject to arbitration.

Obligation to Restore Premises

        Granite's leases generally provide that the tenant is obligated to restore the premises to a condition consistent with the condition on the commencement date of the lease, subject to reasonable wear and tear. The majority of Granite's leases provide that, if requested by the landlord, the tenant is obligated to remove any alterations to the premises carried out over the term of the lease.

Environmental Obligations

        Granite's leases also generally provide that the tenant must maintain the properties in accordance with applicable laws, including environmental laws, and that the tenant must remove all hazardous and toxic substances from the premises when and as required by applicable laws, regulations and ordinances and, in any event, prior to the termination of its occupation of the premises. The leases generally also contain indemnities in Granite's favour with respect to environmental matters. Those indemnities expire after a specified number of years following the termination of the lease. The leases generally provide that Granite may conduct environmental assessments and audits from time to time at its sole expense. See "— Government Regulation".

        On occasion, tenants' operations and Granite's properties may become the subject of complaints from adjacent landowners, or inquiries or investigations by environmental regulators (see "Risk Factors"). Almost all of the costs relating to such complaints, inquiries or investigations to date have been incurred by Granite's tenants pursuant to the terms of the relevant leases. In the past, Granite has engaged consultants and incurred immaterial costs with respect to environmental matters arising from adjacent or nearby properties in order to protect the condition and marketability of its properties.

Restrictions on Sales and Tenant Rights of Refusal

        Most of Granite's significant leases include a right of refusal in favour of the tenant with respect to the sale of the property in question. This right typically provides the tenant with a right to match any third party offer within a prescribed period of time, failing which Granite is free to accept the offer and complete the sale to the third party. Some of Granite's leases with Magna provide that so long as the tenant is controlled, directly or indirectly, by Magna International Inc., Granite may not sell the property to a competitor of the tenant without the tenant's consent.

Tenant Assignment Rights

        Granite's leases generally include a restriction on assignment by the tenant without Granite's consent, other than to affiliates or associates of the tenant. Granite's leases do not generally restrict a change of control of the tenant.

Granite's Business Strengths

        Granite believes that it has a significant number of important key strengths, including:

  •
  a large, geographically diversified industrial portfolio of properties that provides stable income and opportunities for expansion and growth;

  •
  a strong balance sheet with comparatively low leverage, which provides financial flexibility to pursue attractive growth opportunities;

  •
  a strong track record of on-time and on-budget development and construction in various geographic markets;

  •
  BBB and Baa2 "investment grade" ratings from DBRS Limited ("DBRS") and Moody's Investors Service, Inc. ("Moody's") respectively;

  •
  a Board of Trustees/Directors, a senior real estate management team and a construction group with extensive experience with industrial and logistics buildings and expertise in the markets, properties and requirements of Granite's tenants; and

  •
  an entrepreneurial culture that drives Granite's employees and management to optimize its business.

Government Regulation

        Granite is subject to a wide range of laws and regulations imposed by governmental authorities, including zoning, building and similar regulations that affect its real estate holdings and tax laws and regulations in the various jurisdictions in which Granite operates.

        As an owner and developer of real property, Granite is also subject to environmental laws and regulations relating to air emissions, soil and ground water quality, noise emissions, wastewater discharge, waste management and storage of hazardous substances. Granite's leases permit it to conduct environmental assessments and audits from time to time at its own expense. Substantially all of Granite's leases also require the tenant to assume the costs of environmental compliance, including remediation or clean-up of any contamination that they have caused or contributed to on the leased premises. Despite the tenants' obligation to indemnify Granite, Granite is also responsible under applicable law for ensuring that its properties are in compliance with environmental laws. See "Risk Factors".

Employees

        As at December 31, 2016, Granite employed 50 people, the majority of whom are based at its headquarters in Toronto, and the balance of whom are located in Austria, the Netherlands and Luxembourg. Granite is not party to any collective bargaining agreements with any of its employees.

Business and Operations of Magna, Granite's Principal Tenant

        As at December 31, 2016, Magna was the tenant of 63 of Granite's 92 income-producing properties. Magna is a diversified global automotive supplier. Magna designs, develops and manufactures technologically advanced automotive systems, assemblies, modules and components, and engineers and assembles complete vehicles, primarily for sale to original equipment manufacturers of cars and light trucks. Magna's product capabilities span a number of major automotive areas, including producing body, chassis, exterior, seating, powertrain, active driver assistance, vision, closure and roof systems and modules, as well as complete vehicle engineering and contract manufacturing. According to Magna's public disclosure, as at December 31, 2016, Magna had 317 manufacturing operations and 102 product development, engineering and sales centres, in 29 countries.

        Magna is a public company, with a market capitalization in excess of U.S.$16 billion and its common shares listed for trading on the TSX and NYSE. Magna has credit ratings: A- with Standard & Poor's, A (low) with DBRS and A3 with Moody's. For information on the conditions affecting the automotive industry and Magna's results of operations, Granite encourages investors to consult Magna's public disclosure, including its most recent Management's Discussion and Analysis of Results of Operations and Financial Position and Annual Information Form. None of those documents or their contents, however, shall be deemed to be incorporated by reference into this Annual Information Form unless specifically otherwise noted in this Annual Information Form.

        According to its public disclosure, Magna's success is primarily dependent upon the levels of North American and European car and light truck production by Magna's customers and the relative amount of content Magna has in the various programs.

INVESTMENT GUIDELINES AND OPERATING POLICIES OF GRANITE

REIT Investment Guidelines

        The Declaration of Trust provides certain guidelines on investments which may be made directly or indirectly by Granite REIT. The assets of Granite REIT may be invested only in accordance with such guidelines including, among others, those summarized below:

  (a)
  activities will focus primarily on acquiring, holding, developing, maintaining, improving, leasing, managing, repositioning, disposing or otherwise dealing with revenue producing real property;

  (b)
  Granite REIT shall not make or hold any investment, take any action or omit to take any action that would result in:

  (i)
  Granite REIT not qualifying as a "mutual fund trust" or "unit trust", both within the meaning of the Tax Act;

  (ii)
  REIT Units not qualifying as qualified investments for investment by trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, registered disability savings plans or tax-free savings accounts;

  (iii)
  Granite REIT not qualifying as a "real estate investment trust", as defined in subsection 122.1(1) of the Tax Act if, as a consequence of Granite REIT not so qualifying, Granite REIT would be subject to tax on "taxable Specified Investment Flow-Through ("SIFT") trust distributions" pursuant to section 122 of the Tax Act; or (iv) Granite REIT being liable to pay a tax imposed under Part XII.2 of the Tax Act;

  (c)
  best efforts will be used to ensure that Granite REIT will not be a "publicly traded partnership" taxable as a corporation under Section 7704 of the Internal Revenue Code of 1986;

  (d)
  factors to be considered in making investments shall include the political environment and governmental and economic stability in the relevant jurisdiction(s), the long-term growth prospects of the assets and the economy in the relevant jurisdiction(s), the currency in the relevant jurisdiction(s) and the income-producing stability of the assets;

  (e)
  Granite REIT may make its investments and conduct its activities, directly or indirectly, through an investment in one or more persons on such terms as the Trustees may from time to time determine, including without limitation by way of joint ventures, partnerships and limited liability companies;

  (f)
  Granite REIT may only invest in operating businesses indirectly through one or more trusts, partnerships, corporations or other legal entities; and

  (g)
  Granite REIT shall not invest in raw land for development, except for (i) existing properties with additional development, (ii) the purpose of renovating or expanding existing properties, or (iii) the development of new properties, provided that the aggregate cost of the investments of Granite REIT in raw land, after giving effect to the proposed investment, will not exceed 15% of Gross Book Value (as defined in the Declaration of Trust).

Operating Policies

        The Declaration of Trust provides that the operations and activities of Granite REIT shall be conducted in accordance with the policies summarized below:

  (a)
  Granite REIT shall not trade in currency or interest rate futures contracts other than for hedging purposes that comply with National Instrument 81-102 — Mutual Funds, as amended from time to time, or any successor instrument or rule;

  (b)
  (i) any written instrument under which Granite REIT grants a mortgage, and (ii) to the extent practicable, written instruments which create a material obligation, shall contain a provision or be subject to an acknowledgement to the effect that the obligation being created is not personally binding upon, and that resort shall not be had to, nor shall recourse or satisfaction be sought from, the private property of any of the Trustees, REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or officers, employees or agents of Granite REIT, but that only property of Granite REIT or a specific portion shall be bound; Granite REIT, however, is not required, but shall use all reasonable efforts, to comply with this requirement in respect of obligations assumed by Granite REIT upon the acquisition of real property;

  (c)
  Granite REIT shall not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust);

  (d)
  Granite REIT shall not guarantee any liabilities of any person unless such guarantee: (i) is given in connection with an otherwise permitted investment; (ii) has been approved by the Trustees; and (iii) (A) would not disqualify Granite REIT as a "mutual fund trust" within the meaning of the Tax Act, and (B) would not result in Granite REIT losing any other status under the Tax Act that is otherwise beneficial to Granite REIT and REIT Unitholders;

  (e)
  except for real property held by a person partially owned by Granite REIT, title to each real property shall be held by and registered in the name of Granite REIT, the Trustees or in the name of a corporation or other entity wholly-owned, directly or indirectly, by Granite REIT or jointly, directly or indirectly, by Granite REIT with joint venturers or in such other manner which, in the opinion of management, is commercially reasonable;

  (f)
  Granite REIT shall conduct such diligence as is commercially reasonable in the circumstances on each real property that it intends to acquire and obtain a report with respect to the physical condition thereof from an independent and experienced consultant;

  (g)
  Granite REIT shall either (a) have conducted an environmental site assessment or (b) be entitled to rely on an environmental site assessment dated no earlier than six months prior to receipt by Granite REIT, in respect of each real property that it intends to acquire, and if the environmental site assessment report recommends that further environmental site assessments be conducted Granite REIT shall have conducted such further environmental site assessments, in each case, by an independent and experienced environmental consultant; and

  (h)
  Granite REIT shall obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with such insurers, and on such terms as the Trustees consider appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

Amendments to Investment Guidelines and Operating Policies

        Pursuant to the Declaration of Trust, all of Granite REIT's investment guidelines and the operating policies of Granite REIT set out in paragraphs (a), (c), (d), (f) and (g) under the heading "— Operating Policies" may be amended only with the approval of two-thirds of the votes cast at a meeting of REIT Unitholders. The remaining operating policies set out under the heading "— Operating Policies" may be amended with the approval of a majority of the votes cast at a meeting of REIT Unitholders.

        Notwithstanding the foregoing paragraph, if at any time a government or regulatory authority having jurisdiction over Granite REIT or any property of Granite REIT shall enact any law, regulation or requirement which is in conflict with any investment guideline or operating policy of Granite REIT then in force, such guideline or policy in conflict shall, if the Trustees on the advice of legal counsel to Granite REIT so resolve, be deemed to have been amended to the extent necessary to resolve any such conflict and, notwithstanding anything to the contrary in the Declaration of Trust, any such resolution of the Trustees shall not require the prior approval of REIT Unitholders.

 RISK FACTORS

        Investing in securities of Granite involves a high degree of risk. In addition to the other information contained in this Annual Information Form, investors should carefully consider the following risk factors before investing in securities of Granite. The occurrence of any of the following risks could have a material adverse effect on Granite's business, financial condition, operating results, cash flows and prospects. Other risks and uncertainties that are not known to Granite or that Granite believes are not material, may also have a material adverse effect on Granite's business, financial condition, operating results, cash flows and prospects.

Risks Relating to Granite's Business

A large majority of Granite's revenue comes from payments that Granite receives under leases with Magna, so factors affecting Magna's businesses may also affect Granite.

        Although one element of Granite's strategy is to diversify by increasing the proportion of lease revenue that it derives from tenants other than Magna, as at December 31, 2016, 63 of Granite's 92 income-producing properties were leased to operating subsidiaries of Magna. For the year ended December 31, 2016, payments under leases with Magna represented approximately 78% of Granite's annualized lease payments.

        Granite encourages investors to consult Magna's public disclosure for information on factors affecting the business of Magna, including the factors described in the section on industry trends and risks in Magna's Management's Discussion and Analysis of Results of Operations and Financial Position for the three months and year ended December 31, 2016, which section, excluding any forward-looking information contained therein expressly referring to Magna's beliefs, is incorporated by reference into this AIF.

Granite may be unable to renew leases on favourable terms or find new tenants for vacant properties.

        Granite's tenants have in the past determined, and may in the future determine, not to lease certain properties from Granite and not to renew certain leases on terms as favourable to Granite as the existing arrangements, or at all. Granite may be unable to lease a vacant property in its portfolio on economically favourable terms, particularly properties that are considered to be special purpose in nature and were designed and built with unique features or are located in secondary markets.

        In addition, Granite may not be able to renew an expiring lease or to find a new tenant for the property for which the lease has expired, in each case on terms as favourable as the expired lease or at all. Renewal options are generally based on changes in the consumer price index or prevailing market rates. Market rates may be lower at the time renewal options are exercised, and accordingly, leases may be renewed at lower levels of rent than are currently in place. Granite's tenants may fail to renew their leases if they need to relocate their operations as a result of changes in location of their customers' operations, if they choose to discontinue operations, or if they opt to pursue negotiation of a new lease. Many factors will affect Granite's ability to lease vacant properties, and Granite may incur significant costs in making property modifications, improvements or repairs required by a new tenant.

Granite's operating and net income and the value of Granite's property portfolio depend on the credit and financial stability of its tenants.

        Granite would be adversely affected if Magna or a significant number of other tenants were to become unable to meet their obligations to Granite. In addition, Granite may incur substantial costs in protecting its investments in leased properties, particularly if it experiences delays and limitations in enforcing its rights against defaulting tenants. Furthermore, if one of Granite's significant tenants rejects or terminates a lease under the protection of bankruptcy, insolvency or similar laws, Granite's cash flow could be materially adversely affected. The failure to maintain a significant number of Granite's income-producing properties under lease would have a material adverse effect on Granite's financial condition and operating results.

        The tenants for the majority of Granite's properties are non-public subsidiaries of Magna International Inc., which does not guarantee the obligations of its subsidiaries under their leases with Granite. As a result, Granite may not have the contractual right to proceed directly against Magna International Inc. in the event that one of these subsidiaries defaults on its lease. Granite could be materially adversely affected if any Magna subsidiaries became unable to meet their respective financial obligations under their leases, and if Magna International Inc. was unwilling or unable to provide funds to such subsidiaries for the purpose of enabling them to meet such obligations.

Granite's international operations expose it to additional risks that may materially adversely affect Granite's business.

        During 2016, 28% of Granite's revenue was generated in Canada, 27% in Austria, 28% in the United States, 10% in Germany and the remainder in four other countries. Operating in different regions and countries exposes Granite to political, economic and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

  •
  consequences from changes in tax laws and treaties, including restrictions on the repatriation of funds;

  •
  downturns in countries or geographic regions where Granite has significant operations;

  •
  economic tensions between governments and changes in international trade and investment policies;

  •
  regulations restricting Granite's ability to do business in certain countries;

  •
  local regulatory compliance requirements; and

  •
  political and economic instability, natural calamities, war, and terrorism.

        The effects of these risks may, individually or in the aggregate, materially adversely affect Granite's business.

Foreign currency fluctuations could reduce Granite's revenues and increase Granite's costs, and any future hedging transactions may limit Granite's gains or result in losses.

        A majority of Granite's current property portfolio is located outside of Canada and generates lease payments that are not denominated in Canadian dollars. Since Granite reports its financial results in Canadian dollars and does not currently hedge all of its non-Canadian dollar rental revenues, Granite is subject to foreign currency fluctuations that could, from time to time, have an adverse impact on Granite's financial position or operating results.

        From time to time, Granite may attempt to minimize or hedge its exposure to the impact that changes in foreign currency rates or interest rates may have on Granite's revenue and liabilities through the use of derivative financial instruments. The use of derivative financial instruments, including forwards, futures, swaps and options, in Granite's risk management strategy carries certain risks, including the risk that losses on a hedge position will reduce profits and the cash available for capital expenditures, growth or dividends. A hedge may not be effective in eliminating all the risks inherent in any particular position. Granite's profitability may be adversely affected during any period as a result of the use of derivatives.

Granite is subject to risks affecting the automotive parts industry.

        Since Magna operates in the automotive parts industry, Granite's business is, and for the foreseeable future will be, subject to conditions affecting the automotive industry generally. Although Granite intends to continue to increase the proportion of lease revenue it derives from tenants other than Magna, it is likely that Granite's dependence on the automotive industry will continue to be significant.

        The global automotive industry is cyclical. A deterioration of economic and political conditions, including through rising interest rates or inflation, high unemployment, increasing energy prices, declining real estate values, increased volatility in global capital markets, international conflicts, sovereign debt concerns, an increase in protectionist measures and/or other factors, may result in lower consumer confidence, which has a significant impact on consumer demand for vehicles. Vehicle production is closely related to consumer demand. Economic uncertainty or a deterioration of the global economy for an extended period of time could have a material adverse effect on Magna and, in turn, on Granite's profitability and financial condition of participants in the automotive parts industry, including Magna's customers and suppliers. The bankruptcy or insolvency of a major customer or supplier of Magna could have a material adverse effect on Granite's profitability and financial position. A decrease in the long-term profitability or viability of the automotive industry and the automotive parts sector in particular would have a material adverse impact on the financial condition of Granite's Magna tenants and could therefore adversely impact the value of Granite's properties and its operating results.

Environmental compliance costs and liabilities arising from Granite's real estate may adversely affect Granite.

        Many of Granite's tenants engage in heavy industrial operations using hazardous materials. Under various federal, state, provincial and local environmental laws, ordinances and regulations, a current or previous owner, an occupier or previous occupier, and their directors and officers, may be liable for costs to remove and remediate contaminants at an affected property, as well as at off-site affected properties. Such laws often impose liability whether or not the owner or occupier knew of, or was responsible for, the presence of the contaminants. In addition, the presence of contaminants and hazardous building materials (such as asbestos) or the requirement to remediate, may materially impair the value of Granite's properties and adversely affect its ability to borrow by using affected properties as collateral. Certain environmental laws and common law principles can impose liability for contamination, and third parties may seek to recover from owners and prior owners and their directors and officers for damages. As an owner and prior owner of properties, Granite and its Directors and officers are subject to these potential liabilities.

        Capital and operating expenditures necessary to comply with environmental laws and regulations, to defend against claims and to remediate contaminated property may have a material adverse effect on Granite's results of operations and its financial condition. To date, environmental laws and regulations have not had a material effect on Granite's operations or its financial condition. However, Granite is subject to ever more stringent environmental standards as a result of enhanced environmental regulation and increased environmental enforcement, compliance with which may have a material adverse effect on Granite's future results of operations and financial condition. Granite cannot predict the future costs that it may be required to incur to meet its environmental obligations.

        Moreover, environmental laws may impose restrictions on the manner in which a property may be used or to which a property is subject on transfer. These environmental restrictions may limit development or expansion of a property in Granite's portfolio and may affect its value.

Granite is subject to competition for the acquisition of new properties and it may not compete successfully, which would limit its ability to invest in and develop new properties.

        In each of the real estate markets in which Granite operates, it competes for suitable real estate investments with many other parties, including real estate investment trusts, pension funds, insurance companies, private investors and other investors (both Canadian and foreign), which are currently seeking, or which may seek in the future, real estate investments similar to those desired by Granite. Some of Granite's competitors may have greater financial resources, or lower required return thresholds than Granite does, or operate with different investment guidelines and operating policies. Accordingly, Granite may not be able to compete successfully for these investments. Increased competition for real estate investments resulting, for example, from increases in the availability of investment funds or reductions in financing costs would tend to increase purchase prices and reduce the yields from the investments.

Granite is dependent on key personnel.

        The operations of Granite depend on the services of certain key personnel. The loss of the services of any member of Granite's management team could have an adverse effect on Granite.

Granite is reliant on its information technology systems.

        Granite relies on its information technology systems for its financial reporting and day-to-day operations. If Granite were unable to operate its systems, make enhancements as needed or if there was a cyber-security breach into Granite's network, it could have an adverse effect on Granite's ability to manage its operations and meet its obligations including its financial reporting obligations, which in turn could have an adverse impact on Granite's operating results and, possibly, its financial position.

Real estate investments are subject to numerous risks that could adversely affect Granite's operating results, many of which are beyond Granite's control.

        Because Granite owns, leases and develops real property in multiple jurisdictions, it is subject to the risks generally incident to investments in real property, which risk may vary by jurisdiction. The investment returns available from investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred. Granite may experience delays and incur substantial costs in enforcing its rights as lessor under defaulted leases, including costs associated with being unable to rent vacant properties to new tenants on a timely basis or with making improvements or repairs required by a new tenant.

        In addition, a variety of other factors outside of Granite's control affect income from properties and real estate values, including environmental laws and other governmental regulations, real estate, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing environmental, real estate, zoning or tax laws can make it more expensive or time consuming to develop real property or expand, modify or renovate existing structures. When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. In addition, real estate investments are often difficult to sell quickly. Similarly, if financing becomes less available, it becomes more difficult both to acquire and to sell real property. Moreover, governments can, under eminent domain laws, take real property. Sometimes this taking is for less compensation than the owner believes the property is worth.

Real estate development is subject to timing, budgeting and other risks that could adversely affect Granite's operating results.

        Subject to compliance with the Declaration of Trust, Granite intends to develop properties as suitable opportunities arise, taking into consideration the general economic climate. Real estate development has a number of risks, including risks associated with:

  •
  the potential insolvency of a third party developer (where Granite is not the developer);

  •
  a third party developer's failure to use advanced funds in payment of construction costs;

  •
  construction delays or cost overruns that may increase project costs;

  •
  failure to receive zoning, occupancy and other required governmental permits and authorizations;

  •
  development costs incurred for projects that are not pursued to completion;

  •
  natural disasters, such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

  •
  increases in interest rates during the period of the development;

  •
  inability to raise capital; and

  •
  governmental restrictions on the nature or size of a project.

        Granite's development projects may not be completed on time or within budget, and there may be difficulty in securing tenants for the development, which could adversely affect its operating results.

Real property investments are relatively illiquid and are subject to volatile valuations.

        Real estate investments, particularly those that are special purpose in nature, are relatively illiquid. This may limit Granite's ability to adjust or adapt its portfolio promptly in response to changing economic or investment conditions. If for whatever reason liquidation of assets is required, there is a significant risk that Granite would realize sale proceeds of less than the current fair value of its real estate investments.

        Additionally, many of Granite's significant leases provide the tenant with rights of first refusal, which may adversely affect the marketability and market value of its income-producing property portfolio. These rights of first refusal may deter third parties from incurring the time and expense that would be necessary for them to bid on Granite's properties in the event that Granite desires to sell those properties. Accordingly, these rights of first refusal may adversely affect Granite's ability to sell its properties or the prices that Granite receives for them upon any sale. See "Business Overview — Leasing Arrangements — Restrictions on Sales and Tenant Rights of Refusal".

Granite may be unable to successfully execute its strategy, or may fail to realize benefits which are currently targeted to result from the implementation of that strategy.

        Granite's ability to achieve its strategic objectives is subject to known and unknown risks, uncertainties and other unpredictable factors which, in addition to those discussed herein, include: adverse changes to foreign or domestic tax or other laws; changes in economic, market and competitive conditions; and other risks that may adversely affect Granite's ability to optimize its relationship with Magna, diversify its lease portfolio and increase its leverage (see also "— Granite may face additional risks if it increases its degree of financial leverage.").

Granite may be unable to obtain necessary future financing.

        Granite's access to third-party financing will be subject to a number of factors, including general market conditions; Granite's credit rating; the market's perception of Granite's stability and growth potential; Granite's current and future cash flow and earnings; Granite's ability to renew certain long term leases; and compliance with the Declaration of Trust. There is no assurance that capital will be available when needed or on favourable terms. Granite's failure to access required capital on acceptable terms could adversely affect its investments, cash flows, operating results and financial condition. Additionally, as a result of global economic volatility, Granite may have restricted access to capital and increased borrowing costs. As future acquisitions and capital expenditures will be financed out of cash generated from operations, borrowings and possible future debt or equity security issuances, Granite's ability to do so is dependent on, among other factors, the overall state of capital markets and investor appetite for investments in the real estate sector and automotive industry and in Granite's securities in particular.

        To the extent that external sources of capital become limited or unavailable or available on onerous terms, Granite's ability to make acquisitions and capital investments and maintain existing assets may be impaired, and its assets, liabilities, business, financial condition and results of operations may be materially and adversely affected as a result.

As a borrower, Granite is subject to interest rate and other debt-related risks.

        Granite is exposed to financing risk on maturing debentures, mortgages and bank indebtedness, as well as interest rate risk on borrowings. If its indebtedness is replaced by new debt that has less favourable terms or it is unable to secure adequate funding, distributions to holders of Stapled Units may be adversely impacted (see also "— Granite may be unable to obtain necessary future financing.").

        A portion of the cash flow generated by Granite's property portfolio is used to meet its obligations under its outstanding debt and there can be no assurance that Granite will continue to generate sufficient cash flow from operations to meet interest payment obligations or principal repayment obligations upon the applicable maturity dates. If Granite is unable to meet interest or principal payment obligations, it could be required to seek renegotiation of such payments or obtain additional equity, debt or other financing. Failure to make or renegotiate interest or principal payments or obtain additional equity, debt or other financing could materially adversely affect Granite's financial condition and results of operations and adversely impact cash distributions on the Stapled Units. Furthermore, if a property is mortgaged to secure the payment of indebtedness and Granite is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all of which could result in lost revenues and asset value to Granite.

        The documents governing the 2021 Debentures, the 2023 Debentures and the Credit Facility contain various financial covenants which are measured on the basis of the combined and consolidated financial statements of Granite REIT and Granite GP. Failure to comply with obligations under the documents governing such indebtedness may adversely impact cash distributions on the Stapled Units.

        Granite is also exposed to interest rate risk, and, to the extent that Granite incurs variable rate indebtedness, its cost of borrowing will fluctuate as interest rates change. Accordingly, if interest rates rise significantly, Granite's operating results, financial condition and cash flow could be adversely affected and the amount of cash available for distribution on the Stapled Units could be decreased.

Granite may face unexpected risks relating to acquisitions.

        Granite expects to continue to acquire new properties and may also acquire going-concern businesses. It is Granite's operating policy to conduct such diligence as is commercially reasonable in the circumstances on each real property or business that it intends to acquire and obtain a report with respect to the physical condition of real properties from an independent and experienced consultant.

        Acquisitions of properties are subject to commercial risks and satisfaction of closing conditions that may include, among other things, receipt of estoppel certificates and obtaining title insurance. Such acquisitions may not be completed or, if completed, may not be on terms that are as favourable as initially negotiated. In the event that Granite does not complete an announced acquisition, it may have an adverse effect on Granite's operating results.

        Integrating acquired properties and businesses also involves a number of risks that could materially and adversely affect Granite's business, including:

  •
  failure of the acquired properties or businesses to achieve expected investment results;

  •
  risks relating to the integration of the acquired properties or businesses and the retention and integration of key personnel relating to the acquired properties or businesses; and

  •
  the risk that major tenants or clients of the acquired properties or businesses may not be retained following the expiry of their leases.

        Furthermore, the properties and businesses acquired may have undisclosed liabilities for which Granite may not be entitled to any recourse against the vendor, and any contractual, legal, insurance or other remedies may be insufficient. The discovery of any material liabilities subsequent to the closing of the acquisition for any property or business could have a material adverse effect on Granite's cash flows, financial condition and results of operations.

Granite may incur significant capital expenditures and other fixed costs.

        Certain significant expenditures, including property taxes, maintenance costs, mortgage payments, insurance costs and related charges, must be made throughout the period of ownership of real property, regardless of whether the property is producing sufficient income to pay such expenses. In order to retain desirable rentable space and to generate adequate revenue over the long term, Granite must maintain or, in some cases, improve each property's condition to meet market demand.

        Maintaining a rental property in accordance with market standards over its useful life can entail costs, which Granite may not be able to recover from its tenants. These may include costs of a new roof, paved areas or structural repairs. Numerous factors, including the age of the building, the material and substances used at the time of construction or currently unknown building code violations, could result in substantial unbudgeted costs for refurbishment or modernization. If the actual costs of maintaining or upgrading a property exceed Granite's estimates, or if hidden defects are discovered during maintenance or upgrading, which are not covered by insurance or contractual warranties, or if Granite is not permitted to raise the rents due to legal constraints, it will incur additional and unexpected costs. If competing properties of a similar type are built in the area where one of Granite's properties is located, or similar properties located in the vicinity of one of Granite's properties are substantially refurbished, the net operating income derived from, and the value of, such property could be reduced.

        Any failure by Granite to undertake appropriate maintenance and refurbishment work in response to the factors described above could adversely affect the rental income it earns from such properties.

Potential losses to Granite's properties may not be covered by insurance or may exceed Granite's policy coverage limits.

        It is Granite's policy to obtain and maintain, or cause to be obtained and maintained, at all times, insurance coverage in respect of its potential liabilities and the accidental loss of value of its assets from risks, in amounts, with such insurers, and on such terms as it considers appropriate, taking into account all relevant factors including the practices of owners of comparable properties.

        Granite does not carry insurance for generally uninsured losses, such as losses from riots, certain environmental hazards, war or terrorist attacks.

        If Granite experiences a loss which is uninsured or which exceeds its policy coverage limits, Granite could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, it is difficult to evaluate the stability and net assets or capitalization of insurance companies and any insurer's ability to meet its claim payment obligations. A failure of an insurance company to make payments to Granite upon an event of loss covered by an insurance policy could have a material adverse effect on Granite's business and financial condition.

Because Granite is involved in litigation from time to time and is subject to numerous laws and governmental regulations, it could incur substantial judgments, fines, legal fees and other costs.

        Granite is sometimes the subject of complaints or litigation from tenants, employees or other third parties for various actions. The damages sought against Granite in these litigation claims can be substantial. If one or more valid and substantiated claims were to greatly exceed Granite's liability insurance coverage limits or if Granite's insurance policies do not cover such a claim, this could have a material adverse effect on Granite's business, financial condition, results of operations and cash flows. Additionally, Granite is subject to numerous federal, provincial, state and local laws and governmental regulations relating to environmental protections, product quality standards, and building and zoning requirements. If Granite fails to comply with existing or future laws or regulations, it may be subject to governmental or judicial fines or sanctions, while incurring substantial legal fees and costs. In addition, Granite's capital expenses could increase due to remediation measures that may be required if it is found to be noncompliant with any existing or future laws or regulations.

Granite's controls over financial reporting have limitations and may not prevent material errors or fraud.

        Granite maintains information systems, procedures and controls to ensure all information disclosed externally is as complete, reliable and timely as possible. Such internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with IFRS.

        Because of the inherent limitations in all control systems, including well-designed and operated systems, no control system can provide complete assurance that the objectives of the control system will be met. Furthermore, no evaluation of controls can provide absolute assurance that all control issues, including instances of fraud, if any, will be detected or prevented. These inherent limitations include, without limitation, the possibility that management's assumptions and judgments may ultimately prove to be incorrect under varying conditions and circumstances and the impact of isolated errors.

        Additionally, controls may be circumvented by the unauthorized acts of individuals, by collusion of two or more people, or by management override. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential conditions.

Granite may face additional risks if it increases its degree of financial leverage.

        One of Granite's strategic objectives is to increase its leverage to a range of 40% to 50%. As at December 31, 2016, Granite's leverage ratio was 25%.

        The degree to which Granite is leveraged could have important consequences to holders of Granite securities. These include: (i) a significant portion of Granite's cash flow may be dedicated to the payment of the principal of, and interest on, Granite's indebtedness, thereby reducing the amount of funds available for the payment of cash distributions to holders of Stapled Units; (ii) certain of Granite's borrowings may be at variable rates of interest, which exposes Granite to the risk of increased interest rates; (iii) a high level of debt would increase vulnerability to general adverse economic and industry conditions; (iv) the covenants contained in the indebtedness will limit Granite's ability to borrow additional funds, dispose of assets, encumber assets, pay distributions and make potential investments; (v) a high leverage percentage may place Granite at a competitive disadvantage compared to other owners of similar real estate assets that are less leveraged and therefore may be able to take advantage of opportunities that its indebtedness would prevent Granite from pursuing; (vi) a high leverage percentage may make it more likely that a reduction in Granite's borrowing base following a periodic valuation (or redetermination) could require Granite to repay a portion of then-outstanding borrowings; and (vii) a high leverage percentage may impair Granite's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general trust or other purposes. Under the Declaration of Trust, Granite REIT (including entities wholly or partially owned by Granite REIT on a proportionate consolidation basis) may not incur or assume any Indebtedness (as defined in the Declaration of Trust) if, after giving effect to the incurring or assumption of the Indebtedness, the total Indebtedness of Granite REIT would be more than 65% of Gross Book Value (as defined in the Declaration of Trust).

Risks Relating to Taxation

Changes to tax laws

        Granite operates in multiple foreign jurisdictions. Accordingly, it is subject to the tax laws and related tax treaties in each of those jurisdictions and the risk that those tax laws and treaties may change in the future. Any such changes could adversely affect the taxes payable, including withholding taxes, the effective tax rate in the jurisdictions in which Granite operates and the portion of distributions which would be income for Canadian income tax purposes.

        In this regard, longstanding international norms that determine a country's jurisdiction to tax cross-border activities are evolving. In particular, the Base Erosion and Profit Shifting project ("BEPs") currently being undertaken by the G20 and the Organization for Economic Cooperation and Development reflects concern about what is considered to be the inappropriate shifting of profits from high tax jurisdictions to low tax jurisdictions. Further, the European Union ("EU") Commission recently issued a seven-part Anti-Tax Avoidance Package ("ATAP") which provides a uniform legislative implementation standard for EU jurisdictions for five of the BEPs recommendations. Tax changes arising from BEPS and the ATAP could reduce the ability of Granite's subsidiaries to deduct the interest they pay on intercompany loans, thereby potentially increasing their domestic tax liability, and possibly the amount of withholding taxes on dividends and interest they pay. The nature, extent and timing of amendments to domestic tax laws in EU jurisdictions related to ATAP and BEPs is not known at this time, and, as such, it is not possible to assess the overall impact, if any, that these changes, or other related tax legislative changes that may be forthcoming, may have on Granite's European subsidiaries tax liabilities and cash flow.

Tax authorities may disagree with the positions taken by Granite in its tax filings.

        Tax provisions, including current and deferred tax assets and liabilities in Granite's financial statements, and tax filing positions require estimates and interpretations of federal, provincial and foreign tax rules and regulations, and judgments as to their interpretation and application to Granite's specific situation. In addition, there can be no assurance that federal, provincial or foreign tax agencies will agree with Granite's tax filing positions or will not change their administrative practices to the detriment of Granite and its securityholders. Granite's multi-jurisdictional organizational structure is complex, as was the conversion to a stapled unit real estate investment trust structure pursuant to the 2013 Arrangement. The computation of income and other taxes payable as a result of various transactions that Granite has completed involves many complex factors as well as Granite's interpretation of and compliance with relevant tax legislation, treaties and regulations. While Granite believes that its tax filing positions are appropriate and supportable under applicable law, they are always subject to review and assessment by the relevant taxation authorities. Therefore, it is possible that additional taxes could be payable by Granite, that the ultimate value of Granite's tax assets and liabilities could change in the future and that such additional taxes and changes to such amounts could be materially adverse to Granite.

Canada

  Mutual Fund Trust Status

        Granite REIT may cease to qualify as a mutual fund trust for purposes of the Tax Act. If Granite REIT did not qualify as a mutual fund trust for such purposes continuously throughout a taxation year, it would be subject to adverse tax consequences which likely would materially reduce its ability to make distributions on REIT Units. Furthermore, if Granite REIT was considered not to have been established primarily for the benefit of Canadian-resident Unitholders, Granite REIT would be permanently disqualified from qualifying as a mutual fund trust for such purposes.

  Real Estate Investment Trust Status

        Granite REIT would be subject to Canadian income tax (under the so-called "SIFT" tax rules) on a similar basis to a Canadian public corporation on its income for a year unless it qualifies in that year as a real estate investment trust for purposes of the Tax Act (the "REIT Exception"). The conditions for satisfying the REIT Exception are onerous, and include various numerical tests (including tests entailing valuations or measurement of various revenue streams) which must be satisfied throughout the year in question. Therefore, financial results for a year, or developments occurring during the year, that were not anticipated earlier in the year, amendments to the Tax Act which adversely affect the availability to Granite REIT of the REIT Exception or challenges by the Canada Revenue Agency (the "CRA") to valuations made by or on behalf of management to interpretations adopted in applying the REIT Exception, or to other calculations, that are relevant to the application of the REIT Exception, could result in the REIT Exception not being available for the year.

        Accordingly, there is a risk (including as a result of unanticipated developments or changes in law) that Granite REIT will not qualify under the REIT Exception as a real estate investment trust under the Tax Act for one or more of its taxation years. If this were to occur, Granite REIT could have higher cash taxes payable and the level of future cash distributions made on the REIT Units could be materially reduced.

  Uncertainty Regarding the Application of a Tax Treaty

        Granite operates in a number of countries and relies on the application of various tax treaties in each of its jurisdictions. These treaties can be subject to different interpretations by the relevant tax authorities. Accordingly, there is a risk that a tax authority could interpret a treaty differently than Granite for its residency requirements or under various limitation of benefits provisions set out in the treaties. If the application of a treaty did not apply, Granite could have additional income subject to tax. Generally, it is a question of fact of whether these residency and limitation of benefits provisions are met, thus it creates an element of risk for Granite.

  Potential Foreign Accrual Property Income

        The Tax Act contains a set of rules which require Canadian corporations and certain partnerships to accrue passive type income of controlled foreign affiliates in taxable income as potential Foreign Accrual Property Income ("FAPI"). The FAPI provisions are complex and contain rules which will re-characterize passive income into active income which is not FAPI in certain circumstances. Granite relies on these rules to avoid FAPI characterization of certain foreign rental income and certain gains realized on the sale of foreign real estate and on the settlement of loans to foreign affiliates. Whether these re-characterization rules apply is generally a question of fact and is subject to interpretation. Should they not apply as expected, Granite Co. and/or Granite REIT could realize additional taxable income. As a result, Granite Co. could incur increased taxes as could the REIT Unitholders to the extent such taxable income is distributed to them.

  Potential Withholding Tax on Return-of-Capital Distributions

        If the proportion of the real estate assets indirectly held by Granite REIT as Canadian real estate assets were to increase significantly, this could cause return-of-capital distributions made by Granite REIT to Non-Resident REIT Unitholders to become subject to withholding tax of 15% under Part XIII.2 of the Tax Act.

  Potential Assessments for Withholding Tax

        There are potential legal and factual uncertainties as to the rate at which Granite REIT should withhold tax on distributions made by it to Non-Residents. If Granite REIT were to withhold at too low a rate and were later assessed for such failure by CRA, Granite REIT might not be able as a practical matter to recover most of the amount of such assessment from the Non-Residents to whom it had made such distributions (and would not have even a legal right to so recover interest or penalties). In such event, the cash available for subsequent distributions to both resident and Non-Resident REIT Unitholders could be reduced.

United States Taxation

  REIT Unitholders may recognize taxable income without receiving corresponding cash distributions.

        Because Granite REIT is treated as a partnership for United States federal income tax purposes, U.S.- resident REIT Unitholders will be required to recognize income in accordance with Granite REIT's recognition and allocation of such income. Granite REIT may derive taxable income from investments that is not matched by a corresponding distribution of cash. It is also possible that the United States federal income tax liability of a U.S.-resident REIT Unitholder with respect to its allocable share of Granite REIT's income for a particular taxable year could exceed the cash distribution to the U.S.-resident REIT Unitholder for the year.

  Granite REIT's Status as a Partnership

        Granite REIT's status as a partnership for U.S. federal income tax purposes requires that 90% or more of Granite REIT's gross income for every taxable year consists of qualifying income, and that Granite REIT not be registered under the Investment Company Act. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. Granite REIT expects that it will be able to utilize the qualifying income exception in each taxable year, but Granite REIT could cease to be treated as a partnership for U.S. federal income tax purposes under certain circumstances, resulting in materially reduced distributions if Granite REIT is subject to U.S. corporate level income tax or increased U.S. withholding tax on dividend distributions from its U.S. subsidiaries.

  Risks Related to Passive Foreign Investment Company (PFIC) Status

        Granite Co., certain of Granite Co.'s subsidiaries, Granite GP, or subsidiaries of Granite REIT may be considered a PFIC for U.S. federal income tax purposes. U.S.-resident REIT Unitholders directly or indirectly owning an interest in a PFIC may experience adverse U.S. tax consequences.

  Granite REIT Could Potentially Cease to be Considered Regularly Traded

        Granite REIT expects to be considered to be "regularly traded" for purposes of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), but this determination is made on a quarterly basis. If for any quarter Granite REIT is not considered to be "regularly traded" all Non-U.S.-resident REIT Unitholders, including those holding 5% or smaller interests, would be subject to U.S. federal income tax and U.S. filing requirements upon the disposition of REIT Units.

  U.S. Return Filing Obligation if Granite REIT Recognizes FIRPTA Gain

        Granite REIT intends to manage its affairs so that recognition of a FIRPTA gain is minimized. However, if Granite REIT recognizes a FIRPTA gain, Non-U.S.-resident REIT Unitholders will be subject to U.S. federal income tax and U.S. income tax return filing obligations.

  Potential Uncertainty as to the Availability of Treaty Benefits to Distributions from Granite America

        Treaty-reduced rates of withholding tax on Fixed, Determinable, Annual, Periodical (FDAP) payments are not available under the Treaty if REIT Unitholders are not considered the beneficial owners of the income earned by Granite REIT or are not considered to have derived such income within the meaning of the applicable Treasury Department regulations. Granite REIT believes that REIT Unitholders will be treated as deriving the income earned by Granite REIT and as the beneficial owners of such income. If REIT Unitholders were not considered the beneficial owners of Granite REIT's income for these purposes, distributions from Granite REIT America Inc. ("Granite America"), an indirect Delaware subsidiary of Granite REIT that holds the United States assets of Granite REIT and that has elected to be treated as a REIT for United States federal income tax purposes, Granite REIT would not be eligible for a reduced rate of withholding tax.

  Potential Application of Stapled Entity Rules

        Under section 269B of the United States Internal Revenue Code certain entities that are treated as "stapled entities" are subject to adverse effects. Granite GP should not be treated as stapled to Granite America under current law. If Granite GP nevertheless were treated as stapled to Granite America for these purposes, Granite America and Granite GP could be treated as one entity, which could potentially result in Granite America failing to qualify as a REIT and could reduce the amount of available distributions to Granite REIT (and ultimately to REIT Unitholders).

  Granite America's Status as a U.S. REIT

        As of January 1, 2013, Granite America qualified as a REIT for United States federal income tax purposes. REITs are subject to numerous requirements, including requirements relating to the character of their income and assets. If Granite America fails to qualify as a REIT for U.S. federal income tax purposes, it would be subject to U.S. federal income tax as an entity, and distributions to Granite REIT (and ultimately to REIT Unitholders) could be reduced.

Risks Relating to the Stapled Units

Cash distributions are not guaranteed and will fluctuate with the performance of the business or as a result of other factors. Distributions by Granite REIT may be paid in the form of additional REIT Units.

        The REIT Units are equity securities of Granite REIT and are not fixed income securities. A fundamental characteristic that distinguishes the REIT Units from fixed income securities is that Granite REIT does not have a fixed obligation to make payments to holders of REIT Units and does not have an obligation to return the initial purchase price of a REIT Unit on a certain date in the future (although the REIT Units are redeemable on demand, subject to certain limitations, as provided in the Declaration of Trust). Granite REIT has the ability to reduce or suspend distributions to holders of REIT Units if circumstances warrant. The ability of Granite REIT to make cash distributions to holders of REIT Units, and the actual amount distributed, will be entirely dependent on the operations and assets of Granite REIT and its subsidiaries, and will be subject to various factors including financial performance, obligations under indebtedness, fluctuations in working capital and capital expenditure requirements. There can be no assurance regarding the amount of income to be generated by Granite's properties. In addition, unlike interest payments on an interest-bearing debt security, Granite REIT's cash distributions to holders of REIT Units are composed of different types of payments (portions of which may be fully or partially taxable or may constitute non-taxable returns of capital). The composition for tax purposes of those distributions may change over time, thus affecting the after-tax returns to holders of REIT Units. Therefore, the rate of return over a defined period for a holder of REIT Units may not be comparable to the rate of return on a fixed income security that provides a "return on capital" over the same period.

        Holders of GP Shares have no contractual or legal right to dividends, and the declaration of dividends is in the discretion of the Directors of Granite GP. Payment of dividends will depend on, among other things, the earnings, financial condition, level of indebtedness and financial commitments of Granite GP, statutory solvency tests applicable to the declaration and payment of dividends and other factors considered relevant by the Directors of Granite GP. In the current Stapled Unit structure, Granite GP would be entirely dependent on its relatively nominal general partner interest in Granite LP in order to receive funds from which to pay dividends. In light of its nominal earnings (if any), Granite GP did not pay dividends in 2015 or 2016 and does not expect to pay dividends in 2017.

        Although Granite REIT intends to distribute the majority of the consolidated income it earns, less expenses and amounts, if any, paid by Granite REIT in connection with the redemption of REIT Units, the actual amount of distributions paid in respect of the REIT Units will depend upon numerous factors, all of which are susceptible to a number of risks and uncertainties beyond the control of Granite. Granite may also determine to retain cash reserves in certain of Granite's subsidiaries for the proper conduct of its business. Adding to these reserves in any year would reduce the amount of distributable cash and, hence, of cash available for distributions in that year. Accordingly, there can be no assurance regarding the actual levels of distributions by Granite REIT or Granite GP. The market value of Stapled Units may decline significantly if Granite REIT suspends or reduces distributions.

        Distributions by Granite REIT are payable in cash unless the Trustees determine to pay such amount in Units or fractions thereof. If Granite REIT does not have enough cash to pay distributions in an amount necessary to ensure it will not be liable to pay income tax under Part I of the Tax Act in a taxation year, distributions may be paid in the form of Units or fractions thereof, which could result in REIT Unitholders having taxable income but not receiving cash with respect to such amount.

The REIT Units and GP Shares are structurally subordinated.

        In the event of a bankruptcy, liquidation or reorganization of Granite LP or its subsidiaries, holders of certain of their indebtedness and certain trade creditors will generally be entitled to payment of their claims from the assets from such entities before any assets are made available for upstream distribution, eventually to Granite REIT or Granite GP. GP Shares and REIT Units will be effectively subordinated to the credit facilities, the 2021 Debentures and the 2023 Debentures and most of the other indebtedness and liabilities of Granite LP and its subsidiaries. None of Granite LP or its subsidiaries will be limited (other than pursuant to their credit facilities or other debt instruments, including the Credit Facility, the 2014 Indenture and 2016 Indenture) in their respective ability to incur secured or unsecured indebtedness.

There is a limitation on Non-Resident ownership of REIT Units.

        The Declaration of Trust imposes various restrictions on holders of REIT Units (which apply regardless of whether the REIT Units are held in the form of Stapled Units). REIT Unitholders that are Non-Residents are prohibited from beneficially owning more than 49% of REIT Units (on a non-diluted and fully-diluted basis). These restrictions may limit (or inhibit the exercise of) the rights of certain persons, including persons who are not residents of Canada for purposes of the Tax Act and non-Canadians, to acquire Stapled Units or REIT Units, to exercise their rights as REIT Unitholders and to initiate and complete take-over bids in respect of the Stapled Units or REIT Units. As a result, these restrictions may limit the demand for Stapled Units or REIT Units from certain persons and thereby adversely affect the liquidity and market value of the Stapled Units or REIT Units held by the public. See "Declaration of Trust and Description of REIT Units — Limitations on Non-Resident Ownership of REIT Units".

Non-Canadian Holders of Stapled Units will be subject to foreign currency risk associated with Granite's distributions.

        Holders of Stapled Units residing in countries where the Canadian dollar is not the functional currency will be subject to foreign currency risk associated with Granite's distributions, which are denominated in Canadian dollars.

Granite REIT and Granite GP are dependent on Granite LP.

        Granite REIT is an open-ended, limited purpose trust which is, for purposes of its income, entirely dependent on Granite LP, and in turn on its subsidiaries. Granite GP is also entirely dependent on Granite LP, and in turn on its subsidiaries, as its principal asset is its relatively nominal general partner interest in Granite LP. Although Granite REIT intends to distribute the majority of the consolidated income earned by Granite REIT, less expenses and amounts, if any, paid by Granite REIT in connection with the redemption of REIT Units, there can be no assurance regarding Granite REIT's ability to make distributions, which remains dependent upon the ability of Granite LP to pay distributions or returns of capital in respect of the Granite LP Units, which ability, in turn, is dependent upon the operations and assets of Granite LP's subsidiaries.

The market price of Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) may be unpredictable and volatile.

        A publicly-traded real estate investment trust will not necessarily trade at values determined by reference to the underlying value of its business. The prices at which the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) will trade cannot be predicted. The market price of the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) could be subject to significant fluctuations in response to variations in quarterly operating results, distributions and other factors, including changes in general market conditions, fluctuations in the markets for equity securities and numerous other factors beyond Granite's control.

        The annual yield on the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) as compared to the annual yield on other financial instruments may also influence the price of Stapled Units (or REIT Units, after an Event of Uncoupling) in the public trading markets. In general, an increase in market interest may lead investors in Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling) to demand a higher annual yield which could adversely affect the quoted price of Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling).

        In addition, the securities markets have in the past experienced and may in the future experience significant price and volume fluctuations from time to time unrelated or disproportionate to the operating performance of particular issuers. These broad fluctuations may adversely affect the market price of the Stapled Units (or REIT Units and GP Shares, after an Event of Uncoupling).

        Since REIT Units and GP Shares do not trade independently, but rather are stapled together as Stapled Units, investors in Stapled Units are subject to all of the risks of an investment in both REIT Units and GP Shares.

The nature of the Stapled Units gives rise to certain risks, including that they do not represent direct investments in Granite LP or other subsidiaries of Granite.

        Granite REIT's principal assets are limited partnership interests in Granite LP. Each REIT Unit represents an equal, undivided, beneficial interest in Granite REIT and does not represent a direct investment in Granite REIT's assets and should not be viewed by investors as a direct investment in Granite REIT's assets. Similarly, Granite GP's principal asset is its relatively nominal general partner interest in Granite LP. Granite GP is a separate legal entity and a GP Share does not represent a direct investment in Granite GP's assets and should not be viewed by investors as a direct investment in Granite GP's assets.

        The REIT Units are not "deposits" within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on or intend to carry on the business of a trust company. In addition, although Granite REIT is intended to qualify as a "mutual fund trust" as defined by the Tax Act, Granite REIT is not a "mutual fund" as defined by applicable securities legislation.

        The REIT Units do not represent a direct investment in the business of Granite LP and should not be viewed by investors as shares or interests in such entity or any other company. The REIT Units do not represent debt instruments and there is no principal amount owing to REIT Unitholders under the REIT Units.

        The rights of REIT Unitholders are based primarily on the Declaration of Trust. There is no statute governing Granite REIT's affairs equivalent to the BCBCA which sets out the rights and entitlements of shareholders of corporations in various circumstances. As such, REIT Unitholders do not have the statutory rights with respect to Granite REIT normally associated with ownership of shares of a corporation including, for example, the right to bring "oppression" or "derivative" actions. As well, Granite REIT may not be a recognized entity under certain existing insolvency legislation such as the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors' Arrangement Act (Canada) and thus the treatment of REIT Unitholders upon an insolvency is uncertain.

There are risks and limitations associated with the redemption right applicable to Stapled Units.

        The Stapled Units are redeemable on demand by the holder, subject to the limitations described under Risks Relating to Stapled Units. It is anticipated that the redemption right will not be the primary mechanism for holders of Stapled Units to liquidate their investment. Upon a redemption of REIT Units, the Trustees may distribute cash or Unit Redemption Assets (as defined under "Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right") to the redeeming REIT Unitholders, subject to obtaining any required regulatory approvals and complying with the requisite terms and conditions of such approvals. The property so distributed may not be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, registered disability savings plans, registered education savings plans, tax-free savings accounts and deferred profit sharing plans, each within the meaning of the Tax Act (collectively, "Exempt Plans") depending upon the circumstances at the time.

        Additionally, such securities, if any, are not expected to be listed on any stock exchange and no established market is expected to develop in such securities and they may be subject to resale restrictions under applicable securities laws.

        Following an Event of Uncoupling, the GP Shares will no longer be redeemable on demand by the holder.

Holders of Stapled Units may be diluted if additional Stapled Units are issued.

        Granite may issue an unlimited number of Stapled Units for the consideration and on such terms and conditions as are established by the Trustees of Granite REIT and the Directors of Granite GP without the approval of any holders of Stapled Units. Any further issuance of Stapled Units will dilute the interests of existing holders.

REIT Unitholders may have liability for obligations of Granite REIT in certain circumstances.

        The Declaration of Trust provides that no REIT Unitholders, in such capacity, will be subject to any liability for, among other things, the obligations, liabilities or activities of Granite REIT. In addition, legislation has been enacted in the Province of Ontario and certain other provinces that is intended to provide REIT Unitholders in those provinces with limited liability comparable to shareholders of a corporation. However, there remains a risk, which management of Granite REIT considers to be remote in the circumstances, that a REIT Unitholder could be held personally liable for the obligations of Granite REIT to the extent that claims are not satisfied out of the assets of Granite REIT.

If uncoupling of the Stapled Units occurs, it may not occur in the manner or on the timing desired by Granite, it may give rise to significant expenditures, and it may result in the REIT Units or GP Shares being de-listed.

        An "Event of Uncoupling" shall occur only: (i) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (ii) at the sole discretion of the Trustees or the Directors of Granite GP, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due. As a result of changes in applicable Canadian, U.S. or other foreign tax laws, or otherwise, it may become desirable to uncouple REIT Units and GP Shares such that the two securities trade separately. There can be no guarantee that such an uncoupling will be accomplished in a timely manner, or at all, and Granite may incur significant expenditures related to administrative expenses and legal and tax advice in respect of holding a meeting of REIT Unitholders or otherwise to effect an uncoupling of REIT Units and GP Shares. The market value of the Stapled Units may decline significantly if a desirable uncoupling cannot be effected in a timely manner, or at all.

        If an Event of Uncoupling occurs, either or both of the REIT Units or GP Shares may be de-listed from the TSX or the NYSE and consequently, there may be no market through which a holder can liquidate its investment in such securities following an Event of Uncoupling. If the REIT Units or GP Shares are de-listed upon an Event of Uncoupling, there can be no assurance that they will be re-listed or posted for trading or quoted on the TSX, the NYSE or any other market for securities. If de-listing were to occur, the REIT Units or GP Shares may not be qualified investments for Exempt Plans depending on the circumstances at the time.

If an Event of Uncoupling occurs, or if the conditions of applicable exemptions are not met, Granite may not be in compliance with Canadian securities laws.

        Granite GP relies and intends to rely on certain exemptions from Canadian securities laws set out in exemption orders obtained from applicable Canadian securities regulatory authorities, including with respect to certain continuous disclosure requirements. Granite REIT also relies on such exemption orders to, among other things, permit it to prepare and file combined financial statements of Granite REIT and Granite GP. If there is an Event of Uncoupling, or if certain other conditions of such exemptive relief are not met, Granite GP or Granite REIT may be in default of certain requirements of Canadian securities laws until they comply in full with such requirements. Such a default could impair the ability of Granite REIT and/or Granite GP to undertake financings and could lead to regulatory sanctions.

Risks Relating to the Debentures

Credit ratings and credit risk may change.

        The credit rating assigned to the 2021 Debentures, the 2023 Debentures and any other debentures subsequently issued under the 2014 Indenture and 2016 Indenture (collectively, the "Debentures") by each of the applicable credit ratings agencies is not a recommendation to buy, hold or sell the Debentures. A rating is not a comment on the market price of a security nor is it an assessment of ownership given various investment objectives. There can be no assurance that the credit ratings assigned to the Debentures will remain in effect for any given period of time and ratings may be upgraded, downgraded, placed under review, confirmed and discontinued by an applicable credit ratings agency at any time. Real or anticipated changes in credit ratings on the Debentures may affect the market value of the Debentures. In addition, real or anticipated changes in credit ratings may affect the cost at which Granite LP can access the capital markets. See "Credit Facility and Indebtedness — Credit Ratings".

Repayments to Debenture holders are subject to credit risk and prior ranking to indebtedness.

        The likelihood that holders of the Debentures will receive payments owing to them under the terms of the Debentures will depend on the financial health of Granite REIT, Granite GP and Granite LP and their creditworthiness. In addition, the Debentures and the guarantees thereof will be unsecured obligations of Granite LP (in the case of the Debentures) and Granite REIT and Granite GP (in the case of the guarantees) and, therefore, if Granite LP, Granite REIT or Granite GP becomes bankrupt, liquidates its assets, reorganizes or enters into certain other transactions, its assets will be available to pay its obligations with respect to the Debentures and the guarantees thereof only after it has paid all of its secured indebtedness in full. There may be insufficient assets remaining following such payments to pay amounts due on any or all of the Debentures then outstanding.

Debentures are structurally subordinated.

        Liabilities of a parent entity whose assets are held by various subsidiaries may result in the structural subordination of the creditors of the parent corporation to the creditors, including trade creditors, of such subsidiaries. The parent entity is entitled only to the residual equity of its subsidiaries after all debt obligations of its subsidiaries are discharged. In the event of a bankruptcy, liquidation or reorganization of Granite LP, Granite REIT or Granite GP, holders of indebtedness of Granite LP, Granite REIT and Granite GP (including holders of Debentures) may become subordinate to creditors of the subsidiaries of Granite LP.

The market price and value of the Debentures will fluctuate.

        The market price or value of the Debentures depends on many factors, including liquidity of the Debentures, prevailing interest rates and the markets for similar securities, general economic conditions and Granite's financial condition, historic financial performance and future prospects.

        Prevailing interest rates will affect the market value of the Debentures. Assuming all other factors remain unchanged, the market value of the Debentures will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

        Challenging market conditions, the health of the economy as a whole and numerous other factors beyond the control of Granite LP may have a material effect on the business, financial condition, liquidity and results of operations of Granite LP. Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of securities of issuers and that have often been unrelated to the operating performance, underlying asset values or prospects of such issuers. There can be no assurance that continuing fluctuations in price and volume will not occur. Accordingly, the market price of the Debentures may decline even if Granite LP's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are objective evidence of impairment, which may result in impairment losses. If such increased levels of volatility and market turmoil continue, Granite LP's operations could be adversely impacted and the market price of the Debentures may be adversely affected.

The trading market for the Debentures is illiquid.

        There is currently only a secondary market with very limited liquidity through which the Debentures may be sold. No assurance can be given that an active or liquid trading market for the Debentures will be maintained and holders may not be able to resell Debentures. This may affect the pricing of the Debentures, the transparency and availability of trading prices, the liquidity of the Debentures and the extent of issuer regulation. To the extent that an active trading market for the Debentures does not exist, the liquidity and trading prices for the Debentures may be adversely affected. Whether or not the Debentures will trade at lower prices depends on many factors, including liquidity of the Debentures, prevailing interest rates and the markets for similar securities, general economic conditions and Granite's financial condition and future prospects.

Granite LP may be unable to purchase Debentures on a change of control.

        Granite LP may be required to purchase all outstanding Debentures upon the occurrence of a "Change of Control" (as defined in the 2014 Indenture and 2016 Indenture). However, it is possible that following a Change of Control, Granite LP will not have sufficient funds at that time to make any required purchase of outstanding Debentures or that restrictions contained in other indebtedness will restrict those purchases.

Granite LP may redeem the Debentures prior to maturity.

        Granite LP may choose to redeem the Debentures prior to maturity, in whole or in part, at any time or from time to time, especially when prevailing interest rates are lower than the rate borne by the Debentures. If prevailing rates are lower at the time of redemption, a holder would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures being redeemed.

DESCRIPTION OF STAPLED UNITS

        The Stapled Units consist of one REIT Unit and one GP Share. The Declaration of Trust and Articles of Granite GP each contain provisions to achieve the "stapling" of the REIT Units and the GP Shares until such time as an Event of Uncoupling occurs. See "Declaration of Trust and Description of REIT Units — Allotment and Issue of REIT Units", "Declaration of Trust and Description of REIT Units — Transferability and Stapling of REIT Units" and "Granite GP Capital Structure".

        An "Event of Uncoupling" shall occur only: (i) in the event that REIT Unitholders vote in favour of the uncoupling of REIT Units and GP Shares such that the two securities will trade separately; or (ii) at the sole discretion of the Trustees or the Directors of Granite GP, but only in the event of the bankruptcy, insolvency, winding-up or reorganization (under an applicable law relating to insolvency) of Granite REIT or Granite GP or the taking of corporate action by Granite REIT or Granite GP in furtherance of any such action or the admitting in writing by Granite REIT or Granite GP of its inability to pay its debts generally as they become due.

Support Agreement

        The following is a summary of certain provisions of the Support Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Support Agreement, as filed on SEDAR.

        Pursuant to the Declaration of Trust and the Articles of Granite GP, at all times, each REIT Unit must be "stapled" to a GP Share unless there is an Event of Uncoupling. As part of the 2013 Arrangement, Granite REIT and Granite GP entered into a support agreement dated as of January 3, 2013 (the "Support Agreement") which contains provisions that facilitate the Stapled Unit structure.

        Among other things, the Support Agreement provides for:

  (i)
  coordination of the declaration and payment of distributions by Granite REIT and dividends by Granite GP so as to provide, unless otherwise agreed, for simultaneous record dates and payment dates;

  (ii)
  coordination between the parties so as to permit them to perform their respective obligations pursuant to the Declaration of Trust, the Articles of Granite GP, equity-based compensation plans, any dividend or distribution re-investment plan and any unitholder rights plan;

  (iii)
  for each party to take all such actions and do all such things as are necessary or desirable to enable and permit the other party to perform its obligations arising under any right, warrant, option or other convertible security and enable the delivery of Stapled Units thereunder or in connection therewith; and

  (iv)
  for each party to take all such actions and do all such things as are necessary or desirable to issue REIT Units or GP Shares, as applicable, simultaneously (or as close to simultaneously as possible) with the issue of GP Shares or REIT Units, as applicable, and to otherwise ensure at all times that each holder of a particular number of REIT Units holds an equal number of GP Shares, including participating in and cooperating with any public or private distribution of Stapled Units by, among other things, signing prospectuses or other offering documents.

        Under the Support Agreement, the parties have agreed to keep each other informed of potential issues of securities, consult with each other and cooperate in connection with such an issue. The Support Agreement provides for coordination and cooperation of the parties in the event of any repurchase of, or offer to repurchase, Stapled Units, and prevents Granite GP from repurchasing, or offering to repurchase, GP Shares, and Granite REIT from repurchasing, or offering to repurchase, REIT Units, unless the other party simultaneously repurchases, or offers to repurchase, its component part of the applicable Stapled Units.

        The Support Agreement contains provisions to facilitate the preparation and filing of combined financial statements of Granite REIT and Granite GP and other public disclosure documents containing disclosure about Granite REIT and Granite GP. The parties are required to cooperate with each other in the preparation of combined financial statements and other public disclosure documents; provide relevant financial and other information to each other; maintain a consistent financial presentation, to the extent appropriate and practicable in accordance with applicable accounting principles; and maintain the same fiscal year end. The Support Agreement also provides for the cooperation and coordination of the parties in calling and holding meetings of holders of REIT Units and GP Shares, respectively, including having the same record dates and meeting dates, holding concurrent or sequential meetings and cooperating in the preparation of a management information circular and other meeting materials.

DECLARATION OF TRUST AND DESCRIPTION OF REIT UNITS

        The following is a summary of certain provisions of the Declaration of Trust and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Declaration of Trust, as filed on SEDAR.

 REIT Units

        The beneficial interests in Granite REIT are represented and constituted by a single class of "trust units". An unlimited number of REIT Units may be issued pursuant to the Declaration of Trust. Each REIT Unit represents an equal undivided beneficial interest in any distributions by Granite REIT, whether of net income, net realized capital gains or other amounts and, in the event of termination of Granite REIT, in the net assets of Granite REIT remaining after satisfaction of all liabilities, and no REIT Unit has any preference or priority over any other.

        No REIT Unitholder is entitled to call for any partition or division of Granite REIT's property or for a distribution of any particular asset forming part of Granite REIT's property or of any particular monies or funds received by the Trustees. The legal ownership of the property of Granite REIT and the right to conduct the activities and operations of Granite REIT are vested exclusively in the Trustees, and no REIT Unitholder has or is deemed to have any right of ownership in any of the property of Granite REIT, except as a beneficiary of Granite REIT and as specifically provided in the Declaration of Trust.

        REIT Unitholders may attend and vote at all meetings of the REIT Unitholders, either in person or by proxy, and each REIT Unit is entitled to one vote at all such meetings or in respect of any written resolution of REIT Unitholders.

        Subject to applicable regulatory approval, the issued and outstanding REIT Units may be subdivided or consolidated from time to time by the Trustees without REIT Unitholder approval, provided that if an Event of Uncoupling has not occurred, the REIT Units shall not be subdivided or consolidated unless immediately following such subdivision or consolidation there will be issued and outstanding an equal number of REIT Units and GP Shares.

        The REIT Units are not "deposits" within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of such Act or any other legislation. Furthermore, Granite REIT is not a trust company and, accordingly, is not registered under any trust and loan company legislation as it does not carry on the business of a trust company.

Allotment and Issue of REIT Units

        The consideration for any REIT Unit must be paid in one or more of money, property or past services performed for or for the direct or indirect benefit of Granite REIT, the value of which consideration received by Granite REIT, as determined by the Trustees, equals or exceeds the issue price set for the REIT Unit. Subject to the foregoing and the restrictions noted at "— Limitations on Non-Resident Ownership of REIT Units", the Trustees may allot and issue REIT Units at such time or times and in such manner (including pursuant to any reinvestment plan relating to distributions of Granite REIT or dividends of Granite GP, equity-based compensation plans of Granite REIT, Granite GP or their respective affiliates or pursuant to a unitholder rights plan of Granite REIT and/or shareholder rights plan of Granite GP), and for such consideration and to such person, persons or class of persons as the Trustees in their sole discretion shall determine, provided that, if an Event of Uncoupling has not occurred, no REIT Unit may be issued to any person unless (i) a GP Share is simultaneously issued to such person or (ii) Granite REIT has arranged that REIT Units will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a REIT

Unit will hold an equal number of REIT Units and GP Shares immediately following such consolidation. REIT Units may be issued and sold on an instalment basis, in which event beneficial ownership of such REIT Units may be represented by instalment receipts, but shall otherwise be non-assessable. REIT Units may also be issued in satisfaction of any non-cash distribution by Granite REIT to the REIT Unitholders.

        The Trustees may also create and issue rights, warrants or options or other instruments or securities (including, subject to the provisions summarized under "Investment Guidelines and Operating Policies of Granite REIT", debt securities) exercisable for, convertible into, exchangeable for or otherwise pursuant to which a holder may subscribe for, acquire or receive payment in, fully paid REIT Units and, provided that an Event of Uncoupling has not occurred, Stapled Units.

Transferability and Stapling of REIT Units

        Provided that an Event of Uncoupling has not occurred, each REIT Unit may be transferred only together with a GP Share and, in the event that Granite GP (i) subdivides, re-divides or changes the then outstanding GP Shares into a greater number of GP Shares, (ii) reduces, combines, consolidates or changes the then outstanding GP Shares into a lesser number of GP Shares, or (ii) reclassifies or otherwise changes the GP Shares, Granite REIT (subject to any applicable regulatory approval) shall cause a corresponding change to simultaneously be made to, or in, REIT Units unless such event does not result in a holder of a GP Share holding an unequal number of GP Shares and REIT Units (including if a dividend or distribution by Granite GP in the form of GP Shares, or issuance by Granite GP of GP Shares, which, in each case, is followed immediately by a consolidation after which each holder of a REIT Unit holds an equal number of GP Shares). See also "— Limitations on Non-Resident Ownership of REIT Units".

        No transfer of REIT Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register to be maintained by Granite REIT's registrar and transfer agent.

Purchases of REIT Units

        Granite REIT may purchase or otherwise acquire at any time, in each case for cancellation, the whole or from time to time any part of the outstanding REIT Units, at a price per REIT Unit and on a basis determined by the Trustees in compliance with all applicable securities laws, regulations or policies and the policies of any applicable stock exchange, provided that, if an Event of Uncoupling has not occurred, Granite GP simultaneously purchases the GP Shares stapled to the REIT Units that Granite REIT seeks to purchase or otherwise acquire.

Trustees

Number of Trustees and Quorum

        The Declaration of Trust provides that Granite REIT will have a minimum of three and a maximum of 15 Trustees.

        The number of Trustees may be fixed within such limits, from time to time, and increased or decreased within such limits, from time to time, by resolution of the Trustees. If the number of Trustees so fixed is increased, the Trustees may, from time to time appoint one or more additional Trustees to fill such a vacancy, provided that the number of additional Trustees so appointed must not at any time exceed: (i) one-third of the number of Trustees in office upon completion of the 2013 Arrangement, if, at the time of the appointments, one or more of the Trustees in office upon completion of the 2013 Arrangement have not yet completed their first term of office; or (ii) in any other case, one-third of the number of the current Trustees who were elected or appointed as Trustees other than pursuant to the foregoing.

Trustee Power and Authority

        The Trustees, subject only to the specific limitations contained in the Declaration of Trust, including without limitation those described in "Investment Guidelines and Operating Policies of Granite REIT" and "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders", shall have, without further or other authorization, action or consent and free from any control or direction on the part of REIT Unitholders, full, absolute and exclusive power, control and authority over the assets of Granite REIT and over the activities and operations of Granite REIT to the same extent as if the Trustees were the sole and absolute legal and beneficial owners of such assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of Granite REIT or the conducting of the activities and operations of Granite REIT.

        In particular, the Trustees have the power and authority to, among other things: (a) retain, invest and re-invest the capital or other funds of Granite REIT in real or personal property of any kind; (b) possess and exercise all the rights, powers and privileges appertaining to the ownership of the property of Granite REIT; (c) increase the capital of Granite REIT at any time by the issuance of additional REIT Units; (d) invest in, purchase or otherwise acquire and hold for investment the entire or any participating interest in notes, debentures, bonds or other obligations which are secured by any mortgages; (e) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any or all of the property of Granite REIT; (f) enter into leases, contracts, obligations and other agreements; (g) issue any type of debt securities or convertible debt securities and borrow money or incur any other form of indebtedness for the purpose of carrying out the purposes, activities and operations of Granite REIT; (h) guarantee, indemnify or act as surety with respect to payment or performance of obligations of other persons, to the extent, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of Granite REIT or conducting the activities and operations of Granite REIT; (i) lend money or other property of Granite REIT; (j) elect, appoint, engage or employ officers of Granite REIT who may be removed or discharged at the discretion of the Trustees; (k) collect, sue for and receive sums of money coming due to Granite REIT; (l) renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of Granite REIT; (m) to the extent permitted by law, indemnify, or enter into agreements with respect to the indemnification of, the Trustees; (n) except as prohibited by law or the Declaration of Trust, delegate any of the powers and duties of the Trustees; and (o) do all such other acts and things as are incidental to the foregoing, and exercise all powers which are necessary or useful to carry on the activities and operations of Granite REIT, to promote any of the purposes for which Granite REIT is formed and to carry out the provisions of the Declaration of Trust.

Term of Trustees

        Trustees elected or appointed hold office for a term that, subject to the terms of the Declaration of Trust, expires at the conclusion of the next annual meeting of REIT Unitholders or until their successors are elected or appointed, and shall be eligible for election or re-election.

Residency of Trustees and Quorum

        A majority of the Trustees must be resident in Canada for purposes of the Tax Act ("Resident Canadians"). If at any time a majority of the Trustees are not Resident Canadians because of the resignation, removal, death or change in circumstance of any Trustee who was a Resident Canadian, or there are no Trustees who are Resident Canadians, the Trustee or Trustees who are not Resident Canadians shall, immediately before that time, be deemed to have resigned and shall cease to be Trustees with effect from the time of such deemed resignation.

        A quorum of the Trustees will be a majority of the Trustees then holding office, provided that a majority of Trustees present are Resident Canadians.

        A majority of meetings of the Trustees in each calendar year must be held in Canada.

Resignation and Removal of Trustees

        A Trustee may resign at any time and such resignation shall take effect on the date notice is given or at any later time specified in the notice. A Trustee may be removed at any time (i) with or without cause by a majority of the votes cast at a meeting of REIT Unitholders or (ii) by the other Trustees if the Trustee is convicted of an indictable offence, or if the Trustee ceases to be qualified to act as a trustee of Granite REIT and does not promptly resign. Any removal of a Trustee shall take effect immediately following the aforesaid vote or resolution.

Vacancies

        The resignation, deemed resignation, removal or death of a Trustee, or failure of the REIT Unitholders to elect some, but not all, of the required number of Trustees, shall cause a vacancy to occur and a majority of the Trustees continuing in office may fill such a vacancy; provided that, if such vacancy arises as a result of removal of a Trustee by REIT Unitholders, such vacancy may be filled by the REIT Unitholders electing a replacement Trustee at the meeting at which the Trustee is removed. If REIT Unitholders fail to elect any Trustees, the Trustees then in office will continue to hold office, subject to the terms of the Declaration of Trust.

        Until vacancies resulting from the resignation, deemed resignation, removal or death of a Trustee are filled (through election by REIT Unitholders, appointment by the remaining Trustees or otherwise in accordance with the Declaration of Trust), the remaining Trustee or Trustees (even if less than a quorum) may exercise the powers of the Trustees under the Declaration of Trust.

        If at any time the number of Trustees is less than the required number and the remaining Trustee or Trustees fail or are unable to appoint one or more additional Trustees or if, upon the deemed resignation of one or more Trustees there would be no Trustees, then the Trustees then in office shall promptly call a special meeting of REIT Unitholders to fill the vacancies (and conduct such other business, if any, that may be dealt with at that meeting) and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any REIT Unitholder.

Standard of Care of Trustees, Indemnification and Limitations of Liability

        The Declaration of Trust provides that that the Trustees shall exercise their powers and carry out their functions thereunder honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders and that in connection therewith the Trustees shall exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

        The Declaration of Trust provides that the Trustees shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against losses which the Trustees may suffer, sustain, incur or be required to pay as a result of, or in connection with any claim for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless: (i) at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the then governing declaration of trust; (ii) in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and the REIT Unitholders; or (iii) in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee's conduct in respect of which the proceeding was brought was lawful. The Declaration of Trust also provides, in certain circumstances, for the advance of funds to a Trustee and repayment of such funds to Granite REIT.

        Pursuant to the Declaration of Trust, none of the Trustees or any agent of Granite REIT shall be liable to Granite REIT or any REIT Unitholder or former REIT Unitholder for (i) any action taken in good faith in reliance on any documents that are, prima facie, properly executed, (ii) any depreciation of, or loss to, Granite REIT incurred by reason of the sale of any security, (iii) the loss or disposition of monies or securities, or (iv) any other action or failure to act, including the failure to compel in any way any former or acting Trustee to redress any breach of trust or any failure by any person to perform obligations or pay monies owed to Granite REIT, except for a breach of the duties and standard of care, diligence and skill set out above. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under the Declaration of Trust, the Trustees may in good faith act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of the Declaration of Trust, including the duties and standard of care, diligence and skill set out above, the Trustees will not be liable for any action or refusal to act in good faith based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give. The Declaration of Trust further provides that (i) subject to the duties and standard of care, diligence and skill set out above, none of the Trustees nor any agent of Granite REIT shall be subject to any liability in their personal capacities for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to Granite REIT or in respect to the activities of Granite REIT, (ii) other than the property and assets of Granite REIT, no property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations of Granite REIT under the Declaration of Trust or under any other agreements and no recourse with respect to such obligations may be had or taken, directly or indirectly, against the Trustees in any capacity other than their capacity as Trustees of Granite REIT or against any successor, heir, executor, administrator or legal representative of the Trustees, and (iii) Granite REIT shall be solely liable therefor and resort shall be had solely to the property and assets of Granite REIT for payment or performance thereof.

        The Declaration of Trust also provides that the foregoing matters in this paragraph will apply mutatis mutandis to each individual who: (i) is or was an officer of Granite REIT; (ii) was a Trustee; (iii) is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or of Granite GP; (iv) at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person; and (v) the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee. Granite REIT shall also indemnify any such persons in such other circumstances as the Declaration of Trust or law permits or requires.

REIT Unit Redemption Right

        REIT Units are redeemable at any time on demand by the holders thereof; provided that, prior to an Event of Uncoupling, a REIT Unit may only be redeemed together with retraction by the holder of a GP Share forming part of the applicable Stapled Unit. A REIT Unitholder who wishes to exercise the redemption right is required to duly complete and properly execute a notice, in a form approved by the Trustees, requiring Granite REIT to redeem that number of REIT Units specified in the notice, which notice shall be sent to the head office of Granite REIT or any principal office of the transfer agent in respect of REIT Units. No form or manner of completion or execution of a notice shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

        On Granite REIT's acceptance of the notice to redeem REIT Units, the REIT Unitholder shall thereafter cease to have any rights with respect to the REIT Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the REIT Unitholders of record on a date which is subsequent to the day of receipt by Granite REIT of such notice. REIT Units shall be deemed to be tendered for redemption on the date (the "Unit Redemption Date") that Granite REIT has, to the satisfaction of the Trustees, received the notice and other required documents or evidence. All REIT Units redeemed by Granite REIT will be cancelled.

        A REIT Unitholder shall, upon Granite REIT's receipt of a valid redemption notice, be entitled to be paid, in respect of each REIT Unit so tendered for redemption an amount per REIT Unit (the "Unit Redemption Price") equal to:

  (i)
  prior to an Event of Uncoupling, the amount by which the lesser of:

  (a)
  95% of the "market price" of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

  (b)
  the "closing market price" of a Stapled Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date; exceeds the retraction price of a GP Share on the Unit Redemption Date; or

  (ii)
  following an Event of Uncoupling, the lesser of:

  (a)
  95% of the "market price" of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), during the 10-trading day period commencing immediately after the Unit Redemption Date; and

  (b)
  the "closing market price" of a REIT Unit on the TSX (or, if not traded on the TSX, another applicable principal market), on the Unit Redemption Date.

        For the purposes of the foregoing,

  (i)
  the "market price" of a Stapled Unit (or REIT Unit) will be an amount equal to the volume weighted average of the trading prices of the Stapled Units (or REIT Units) for each of the trading days on which there was a trade of Stapled Units (or REIT Units) during the specified 10-trading day period; provided that if there was trading on the applicable exchange or market for fewer than five of the 10 trading days, the "market price" shall be the simple average of the following prices established for each of the 10 trading days: for each day on which there was no trading, the average of the last bid and ask prices; and for each day that there was trading, the volume weighted average trading price of the Stapled Units (or REIT Units); and

  (ii)
  the "closing market price" of a Stapled Unit (or REIT Unit) for a particular date shall be an amount equal to: (a) the closing price of the Stapled Units (or REIT Units) if there was a trade on that date and the exchange or market provides a closing price; (b) the average of the highest and lowest prices of Stapled Units (or REIT Units) if there was trading and the exchange or other market provides only the highest and lowest trading prices of Stapled Units (or REIT Units) traded on that date; and (c) the average of the last bid and last ask prices of the Stapled Units (or REIT Units) if there was no trading on that date.

        The aggregate cash redemption price payable by Granite REIT in respect of all REIT Units tendered for redemption during any calendar month shall be satisfied by way of a cash payment on or before the last day of the calendar month following the month in which the REIT Units were tendered for redemption, provided that such entitlement to receive cash shall not be applicable to REIT Units tendered for redemption by a REIT Unitholder, if:

  (i)
  the total amount payable by Granite REIT in respect of REIT Units tendered for redemption in a calendar month and the total amount payable by Granite GP in respect of GP Shares tendered for retraction in the same calendar month exceeds $100,000; provided that the Trustees may, in their sole discretion, waive such limitation in respect of all REIT Units tendered for redemption in any calendar month;

  (ii)
  at the time the REIT Units are tendered for redemption, the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units are not listed for trading or quoted on any stock exchange or market which, in the sole discretion of the Trustees, provides representative fair market value prices for the REIT Units or Stapled Units, as the case may be; or

  (iii)
  the normal trading of the outstanding REIT Units or, prior to an Event of Uncoupling, Stapled Units is suspended or halted on any stock exchange on which the REIT Units or Stapled Units, as applicable, are listed for trading or, if not so listed, on any market on which the REIT Units or Stapled Units, as applicable, are quoted for trading, on the Unit Redemption Date for such REIT Units or for more than five trading days during the 10-trading day period commencing immediately after the Unit Redemption Date for such REIT Units.

        If a REIT Unitholder is not entitled to receive its entire redemption price in cash upon the redemption of REIT Units as a result of one or more of the foregoing limitations, then each REIT Unit tendered for redemption will, subject to any applicable regulatory approvals, be paid and satisfied by way of a distribution in specie to such REIT Unitholder consisting of notes of Granite LP or another subsidiary of Granite LP having a net asset value in excess of $50 million, having a maturity date of 10 years from their date of issue, a principal amount equal to the applicable Unit Redemption Price and an interest rate which, as determined by the general partner of Granite LP, (or, following an Event of Uncoupling, by the Trustees), will result in such notes having a fair market value equal to their principal amount (such notes, the "Unit Redemption Assets"). The Unit Redemption Price payable in respect of such REIT Units tendered for redemption during any month shall be paid by the transfer of the Unit Redemption Assets, to or to the order of the REIT Unitholder who exercised the right of redemption, on or before the last business day of the calendar month following the month in which the REIT Units were tendered for redemption. No principal amount of Redemption Assets that is not an integral multiple of $10 will be distributed and, where Redemption Assets to be received by a former REIT Unitholder include a principal amount that is not an integral multiple of $10, the principal amount of such Redemption Assets shall be rounded to the nearest integral multiple of $10 (with $5 being rounded up).

Meetings of REIT Unitholders

        The Declaration of Trust provides that there shall be an annual meeting of the REIT Unitholders at such time and place in Canada as the Trustees shall prescribe for the purpose of electing Trustees, appointing the auditors of Granite REIT and transacting such other business as the Trustees may determine or as may properly be brought before the meeting. The annual meeting of REIT Unitholders may be held at the same time and place as the annual meeting of holders of GP Shares.

        A meeting of REIT Unitholders may be convened at any time and place and for any purpose by the Granite REIT Trustees and must be convened (subject to, and on the same terms, conditions and exceptions which apply to a corporation governed by the BCBCA), if requisitioned by REIT Unitholders holding in the aggregate not less than 5% of the outstanding REIT Units.

        REIT Unitholders may attend and vote at all meetings of the REIT Unitholders either in person or by proxy and a proxyholder need not be a REIT Unitholder. The quorum of REIT Unitholders for the transaction of business at a meeting of REIT Unitholders shall exist where two or more REIT Unitholders holding REIT Units carrying not less than 25% of the number of votes attached to all REIT Units entitled to be voted at such meeting are present in person or represented by proxy. The Declaration of Trust contains further provisions as to quorum, the notice required and other procedures with respect to the calling and holding of meetings of REIT Unitholders.

        The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the REIT Unitholders at a meeting duly called and held:

  (i)
  subject to certain exceptions (see "— Trustees"), the appointment, election or removal of Trustees;

  (ii)
  the appointment or removal of auditors of Granite REIT;

  (iii)
  any amendment to the Declaration of Trust (except as noted at "Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies" or "— Amendments to the Declaration of Trust — Amendments by Trustees"); or

  (iv)
  the matters noted at "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders".

        Except with respect to the matters specified above or as noted under "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders", no vote of the REIT Unitholders will in any way bind the Trustees.

Limitations on Non-Resident Ownership of REIT Units

        At no time may more than 49% (on either a basic or fully-diluted basis) of the REIT Units be held for the benefit of any Non-Residents or partnerships that are not Canadian partnerships within the meaning of the Tax Act ("Non-Resident Beneficiaries"). The Trustees may require declarations as to the jurisdictions in which beneficial owners of REIT Units are resident or declarations from holders of REIT Units as to whether such REIT Units are held for the benefit of Non-Resident Beneficiaries. If the Trustees become aware that more than 49% (on either a basic or fully-diluted basis) of the REIT Units then outstanding are, or may be, held for the benefit of Non-Resident Beneficiaries or that such a situation is imminent, the Trustees may cause Granite REIT to make a public announcement thereof and shall not accept a subscription for REIT Units from or issue or register a transfer of REIT Units to a person unless the person provides a declaration that the person is not a

Non-Resident (or, in the discretion of the Trustees, that the person is not a Non-Resident Beneficiary) and does not hold its REIT Units for a Non-Resident Beneficiary. If, notwithstanding the foregoing, the Trustees determine that more than 49% of the REIT Units (on either a basic or fully-diluted basis) are held for the benefit of Non-Resident Beneficiaries, the Trustees may cause Granite REIT to send a notice to Non-Resident holders of REIT Units, chosen in inverse order to the order of acquisition or registration or in such manner as the Trustees may consider equitable and practicable, requiring them to sell their REIT Units or a portion thereof within a specified period of not more than 60 days. If the REIT Unitholders receiving such notice have not sold the specified number of REIT Units or provided the Trustees with satisfactory evidence that they are not Non-Residents and do not hold their REIT Units for the benefit of Non-Resident Beneficiaries within such period, the Trustees may cause Granite REIT to sell such REIT Units on behalf of such REIT Unitholders and, in the interim, the voting and distribution rights attached to such REIT Units shall be suspended. Upon such sale the affected holders shall cease to be holders of REIT Units and their rights shall be limited to receiving the net proceeds from such sale.

Amendments to the Declaration of Trust

Amendments by REIT Unitholders

        Except as noted below, the Declaration of Trust may be amended by the vote of a majority of the votes cast at a meeting of REIT Unitholders called for that purpose.

        The Declaration of Trust provides that none of the following shall occur unless the same has been duly approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders duly called and held:

  (i)
  any amendment to change a right with respect to any outstanding REIT Units to reduce the amount payable thereon upon termination of Granite REIT or to diminish or eliminate any voting rights pertaining thereto;

  (ii)
  any amendment to the duration or termination provisions of Granite REIT;

  (iii)
  any amendment relating to the powers, duties, obligations, liabilities or indemnification of the Trustees;

  (iv)
  the uncoupling of Stapled Units to provide for separate trading of the REIT Units and the GP Shares, except as provided for in part (ii) of the definition of an Event of Uncoupling;

  (v)
  the termination of Granite REIT;

  (vi)
  any sale or transfer of the assets of Granite REIT as an entirety or substantially as an entirety (other than as part of an internal reorganization of the assets of Granite REIT as approved by the Trustees); or

  (vii)
  any amendment to the investment guidelines set out under the heading "Investment Guidelines and Operating Policies of Granite REIT — Investment Guidelines" and the operating policies set out under the heading "Investment Guidelines and Operating Policies of Granite REIT — Operating Policies", except as noted under "Investment Guidelines and Operating Policies of Granite REIT — Amendments to Investment Guidelines and Operating Policies".

Amendments by Trustees

        The Declaration of Trust provides that the Trustees may make the following amendments to the Declaration of Trust in their sole discretion and without the approval of REIT Unitholders:

  (i)
  amendments for the purpose of ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or over Granite REIT or the distribution of REIT Units;

  (ii)
  amendments which, in the opinion of the Trustees, provide additional protection for REIT Unitholders;

  (iii)
  amendments which, in the opinion of the Trustees are necessary or desirable to remove conflicts or inconsistencies in the Declaration of Trust;

  (iv)
  amendments which, in the opinion of the Trustees, are necessary or desirable to remove conflicts or inconsistencies between the disclosure in this information circular and the Declaration of Trust;

  (v)
  amendments of a minor or clerical nature or to correct typographical mistakes, ambiguities or manifest omissions or errors which amendments in the opinion of the Trustees are necessary or desirable and not prejudicial to the REIT Unitholders;

  (vi)
  such amendments to the Declaration of Trust as the Trustees in their discretion deem necessary or desirable (a) as a result of changes in the taxation laws from time to time which may affect Granite REIT, the REIT Unitholders, annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier, or to qualify for a particular status under taxation laws including to qualify as a "mutual fund trust" or a "real estate investment trust" for purposes of the Tax Act or to otherwise prevent Granite REIT or any of its subsidiaries from becoming subject to taxation under the SIFT Rules or under Part XII.2 of the Tax Act, or (b) as a result of changes in accounting standards (including the implementation of International Financial Reporting Standards) from time to time which may affect Granite REIT, the REIT Unitholders or annuitants or beneficiaries under a plan of which a REIT Unitholder acts as a trustee or a carrier;

  (vii)
  amendments which in the opinion of the Trustees are not prejudicial to REIT Unitholders and are necessary or desirable (which, for greater certainty, exclude amendments in respect of which a REIT Unitholder vote is specifically otherwise required); and (vii) amendments which in the opinion of the Trustees are necessary or desirable to enable Granite REIT to issue REIT Units for which the purchase price is payable on an instalment basis.

Written Resolutions of REIT Unitholders

        Pursuant to the Declaration of Trust, a resolution signed in writing by REIT Unitholders will be effective, as if it had been passed at a meeting of REIT Unitholders, if: (i) in the case of a resolution of REIT Unitholders that may be approved by the affirmative vote of a majority of the votes cast at a meeting of REIT Unitholders, such resolution is, after being submitted to all of the REIT Unitholders, consented to in writing by REIT Unitholders who, in the aggregate, hold not less than two-thirds of the outstanding Units; and (ii) in the case of a resolution of REIT Unitholders that may be approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of REIT Unitholders, such resolution is consented to in writing by all of the REIT Unitholders.

Term of Granite REIT

        Granite REIT has been established for a term that will continue for so long as any of the Granite REIT property is held by the Trustees, unless earlier terminated by the REIT Unitholders (see "— Amendments to the Declaration of Trust — Amendments by REIT Unitholders").

        The Declaration of Trust provides that upon the termination of Granite REIT, the liabilities of Granite REIT will be discharged or provided for with due speed and the net assets of Granite REIT will be liquidated and the proceeds distributed proportionately to the REIT Unitholders, unless some other procedure is provided for by resolution of REIT Unitholders in compliance with the Declaration of Trust. Such distribution may be made in cash or in kind or partly in each, all as the Trustees in their sole discretion may determine.

Acquisition Offers

        The Declaration of Trust contains provisions (consistent with those applicable to Granite GP under the BCBCA) to the effect that if an offer is made to acquire Stapled Units and, within four months after the making of the offer, the offer is accepted by REIT Unitholders who, in aggregate, hold at least 90% of the Stapled Units, other than Stapled Units already held at the date of the offer by, or by a nominee of, the offeror or its affiliates, the offeror will be entitled to acquire the REIT Units held by REIT Unitholders who did not accept the offer, on the terms on which the offeror acquired REIT Units from REIT Unitholders who accepted the offer.

 Information and Reports

        The Declaration of Trust provides that within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto), upon a REIT Unitholder's request or otherwise as required by applicable law, the Trustees will send or make available to REIT Unitholders the audited comparative financial statements for each fiscal year required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable). Within such time period as is acceptable under National Instrument 51-102 — Continuous Disclosure Obligations, as amended from time to time (or other equivalent applicable regulations or successors thereto) after the end of each of the first three fiscal quarters of each year, upon a REIT Unitholder's request or otherwise as required by applicable law, the Trustees will also send or make available the unaudited comparative financial statements for the period then ended required to be sent or made available to REIT Unitholders under applicable securities laws (including any exemption therefrom, and including combined financial statements of Granite REIT and Granite GP, if and as applicable).

        The Trustees will supply REIT Unitholders with any information that may be required by them in connection with their obligations under the Tax Act and equivalent provincial legislation.

Conflict of Interest Provisions

        The Declaration of Trust contains "conflict of interest" provisions that serve to protect REIT Unitholders without creating undue limitations on Granite REIT. The Declaration of Trust contains provisions, similar to those contained in the BCBCA, that require disclosure from a Trustee or officer of Granite REIT in respect of a contract or transaction that (i) is material to Granite REIT, (ii) Granite REIT has entered, or proposes to enter, into, and (iii) either: (a) the Trustee or officer of Granite REIT has a material interest in; or (b) is with a person of which the Trustee or officer of Granite REIT is a director or officer or in which the Trustee or officer of Granite REIT has a material interest (each a "Disclosable Interest"). Similar to the BCBCA, the Declaration of Trust provides that a Trustee or officer of Granite REIT does not hold a Disclosable Interest in a contract or transaction merely because, among other reasons: (i) the contract or transaction is an arrangement by way of security granted by Granite REIT for money loaned to, or obligations undertaken by, the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, for the benefit of Granite REIT or an affiliate of Granite REIT; (ii) the contract or transaction relates to an indemnity or insurance for one or more Trustees or officers of Granite REIT in accordance with the Declaration of Trust; (iii) the contract or transaction relates to the remuneration of the Trustee or officer of Granite REIT in that person's capacity as a Trustee (or director), officer, employee or agent of Granite REIT or of an affiliate of Granite REIT; (iv) the contract or transaction relates to a loan to Granite REIT, and the Trustee or officer of Granite REIT, or a person in whom the Trustee or officer of Granite REIT has a material interest, is or is to be a guarantor of some or all of the loan; or (v) the contract or transaction has been or will be made with or for the benefit of a person that is affiliated with Granite REIT and the Trustee or officer of Granite REIT is also a Trustee, director or officer of that person or an affiliate of that person. Notwithstanding any of the foregoing, prior to an Event of Uncoupling, no Trustee or officer of Granite REIT will have a Disclosable Interest in a contract or transaction or proposed contract or transaction with Granite REIT solely by virtue of such person being a director or officer of Granite GP or Granite LP or any of their affiliates. The Declaration of Trust will also provide that a Trustee who has such a Disclosable Interest in a contract or transaction into which Granite REIT has entered or proposes to enter is not entitled to vote on any resolution to approve that contract or transaction, unless all the Trustees have such a Disclosable Interest in that contract or transaction, in which case any or all of the Trustees may vote on such resolution, however, subject to certain exceptions, the Trustees will be liable to account to Granite REIT for any profit that accrues to the Trustee under or as a result of such a contract or transaction.

GRANITE GP CAPITAL STRUCTURE

        Granite GP's authorized share capital consists of an unlimited number of GP Shares without par value. Until an Event of Uncoupling occurs, GP Shares will trade together with REIT Units as Stapled Units.

        Holders of GP Shares are entitled to: (i) one vote per share at all meetings of shareholders (except for meetings of holders of another specified class or series of Granite GP shares); (ii) receive pari passu with other holders of GP Shares, any dividends as and when declared by the Directors of Granite GP; and (iii) receive pari passu with other holders of GP Shares the remaining assets of Granite GP available for distribution to Granite GP shareholders in the event of the liquidation, dissolution or winding-up of Granite GP.

        Prior to the occurrence of an Event of Uncoupling, holders of GP Shares can require Granite GP to redeem their GP Shares provided that Stapled Units are in existence at the time at which redemption is sought, and that the holder simultaneously tenders to Granite REIT for redemption an equal number of REIT Units held by the holder. In order to exercise this right of retraction, a holder of GP Shares will have to give the required notice to Granite GP and will be entitled to receive a redemption price per share equal to 0.001% of the lesser of 95% of the "Market Price" and "Closing Market Price" of the Stapled Units, as described above under "Declaration of Trust and Description of REIT Units — REIT Unit Redemption Right".

        Prior to the occurrence of an Event of Uncoupling, (i) a GP Share may only be transferred together with a REIT Unit, and (ii) no GP Share may be issued unless (a) it is issued in conjunction with the concurrent issue of a REIT Unit to form a Stapled Unit, or (b) Granite GP has arranged that the GP Shares will be consolidated (subject to any applicable regulatory approval) immediately after such issuance, such that each holder of a GP Share will hold an equal number of GP Shares and REIT Units immediately following such consolidation.

CREDIT FACILITY AND INDEBTEDNESS

Credit Facility

        Granite LP is the borrower under the Credit Facility in the amount of $250 million (which may be increased with the consent of lenders participating in such increase provided that no increase beyond $300 million is permitted without the consent of all of the lenders under the Credit Facility). The Credit Facility has been guaranteed by Granite REIT and Granite GP and matures on February 1, 2019. Subsequent to December 31, 2016, Granite LP, with the agreement of its lenders, extended the maturity date by one year to February 1, 2019 from February 1, 2018. Granite LP is permitted to borrow under the Credit Facility by way of Canadian dollar, U.S. dollar or euro denominated loans or letters of credit. Interest on drawn amounts is calculated based on an applicable margin determined by reference to the external credit rating of Granite REIT and Granite GP, as is a commitment fee in respect of undrawn amounts. Although Granite LP is the borrower under the Credit Facility, the financial covenants must be satisfied on the basis of the combined and consolidated financial statements of Granite REIT and Granite GP.

        As at December 31, 2016, Granite REIT had $0.2 million in letters of credit issued against the Credit Facility. Granite LP, Granite REIT and Granite GP are in compliance with all of their covenants under the Credit Facility.

Other Unsecured Indebtedness

        On July 3, 2014, Granite LP issued the 2021 Debentures under a trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2021 Debentures (together, the "2014 Indenture"). The 2021 Debentures rank equally with all of Granite REIT's and Granite GP's existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2014 Indenture. Pursuant to the terms of the 2014 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined and consolidated financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2021 Debentures.

        On July 3, 2014, Granite LP entered into the 2.68% Swap, under which Granite LP will pay principal proceeds of euro 171.9 million with $250 million on July 5, 2021.

        On December 20, 2016, Granite LP issued the 2023 Debentures under a trust indenture and supplemental indenture providing for, among other things, the creation and issue of the 2023 Debentures (together, the "2016 Indenture"). The 2023 Debentures rank equally with all of Granit REIT's and Granite GP's existing and future unsubordinated and unsecured indebtedness and are fully and unconditionally guaranteed by Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same become due and payable pursuant to the 2016 Indenture. Pursuant to the terms of the 2016 Indenture, there are various financial covenants which must be satisfied, which are tested on the basis of the combined and consolidated financial statements of Granite REIT and Granite GP. BNY Trust Company is the trustee for the 2023 Debentures.

        On December 20, 2016, Granite LP entered into the 2.43% Swap, under which Granite LP will pay principal proceeds of euro 281.1 million with $400 million on November 30, 2023.

        As at December 31, 2016, all 2021 Debentures and 2023 Debentures remained outstanding. For further details relating to the attributes and characteristics of the 2021 Debentures and 2023 Debentures, including provisions relating to payments of interest and principal, redemption and purchase for cancellation, covenants, successor companies, defeasance, modification and waiver, please see the full text of the trust indenture entered into by Granite LP dated October 2, 2013, which provides for the issuance of one or more series of unsecured debt securities of Granite LP by way of supplemental indentures and the supplemental indentures thereto, including the supplemental indentures that form part of the 2014 Indenture and the 2016 Indenture, all of which are available on SEDAR at www.sedar.com.

Other Secured Indebtedness

        As at December 31, 2016, Granite did not have any secured indebtedness outstanding. In November 2016, the mortgages and construction loans outstanding, which were secured by certain properties, were fully repaid.

Credit Ratings

        DBRS and Moody's provide credit ratings of debt securities for commercial entities. A credit rating generally provides an indication of the risk that the borrower will not fulfill its full obligations in a timely manner with respect to both interest and principal commitments.

        As of March 1, 2017, the 2021 Debentures and the 2023 Debentures each had investment grade ratings of "BBB" with a "Stable" trend from DBRS and "Baa2" with a "Stable" outlook from Moody's. Ratings may be subject to revision or withdrawal at any time by the rating organization.

        According to the DBRS rating system, long-term debt rated BBB is of adequate credit quality. The ability and capacity to meet the payment of financial obligations is considered acceptable though the organization may be vulnerable to future events. The DBRS long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories "(high)" and "(low)". The absence of either a "(high)" or "(low)" designation indicates the rating is in the middle of the category.

        According to the Moody's rating system, debt securities rated Baa2 are subject to moderate credit risk and are considered medium grade and as such may possess certain speculative characteristics. Numerical modifiers 1, 2 and 3 are applied to each rating category, with 1 indicating that the obligation ranks in the higher end of the category, 2 indicating a mid-range ranking and 3 indicating a ranking in the lower end of the category. Moody's long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honoured as promised. Such ratings use Moody's Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

        Credit ratings and stability ratings are intended to provide investors with an independent measure of credit quality of an issue of securities. A rating accorded to any securities is not a recommendation to buy, sell, or hold such securities and may be subject to revision or withdrawal at any time by the rating organization which granted such ratings. To Granite's knowledge, as of March 1, 2017, there was no announcement or proposed announcement that was to be made by a rating organization to the effect that the organization is reviewing or intends to revise or withdraw a rating previously assigned. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered, withdrawn or revised by the rating agency if in its judgment circumstances so warrant.

        Granite has made customary payments of rating fees to DBRS and Moody's in connection with the above-mentioned ratings assigned to the 2021 Debentures and 2023 Debentures, and will continue to make such payments to DBRS and Moody's in the ordinary course from time to time in connection with the confirmation of such ratings and future offerings of certain debt securities of Granite, if any.

DISTRIBUTION AND DIVIDEND POLICY

Distribution Policy of Granite REIT and Granite GP

        Pursuant to the Declaration of Trust, Granite REIT may make distributions as declared from time to time by the Trustees. Any distributions declared in respect of a calendar month (or such other period as determined by the Trustees) will be paid to REIT Unitholders of record as at the close of business on the last business day of the calendar month immediately preceding the month in which the distribution is to be paid (or such other time and date fixed by the Trustees in accordance with the Declaration of Trust). The distribution for any applicable period will be paid on or about the 15th day of the immediately following month (or on such other date as determined by the Trustees in their discretion). In addition, the Declaration of Trust provides that the total amount of distributions due and payable on or before December 31 of any calendar year shall not be less than the amount necessary to ensure that Granite REIT will not be liable to pay income tax under Part I of the Tax Act for such year. The amount, if any, which is required to be distributed to comply with the preceding sentence shall be due and payable, on the earlier of the last distribution date in respect of each year and December 31 of such year, to REIT Unitholders of record on that date, and such amount will be payable in cash unless the Trustees determine in their absolute discretion to pay such amount in REIT Units.

        Where the Trustees determine that Granite REIT does not have available cash in an amount sufficient to pay the full amount of any distribution or where the Trustees otherwise determine in their absolute discretion that all or a portion of a distribution should not be paid in cash, the payment may, at the option of the Trustees, include the issuance of additional REIT Units, or fractions of REIT Units, if necessary, having a fair market value as determined by the Trustees equal to the difference between the amount of such distribution and the amount of cash which either has been determined by the Trustees in their absolute discretion to be available, or which the Trustees have otherwise determined shall be distributed in their absolute discretion, as the case may be, for the payment of such distribution. The Declaration of Trust further provides that immediately after a distribution made in REIT Units in accordance with the foregoing, the number of outstanding REIT Units will be consolidated so that each REIT Unitholder will hold after the consolidation the same number of REIT Units as the REIT Unitholder held before the REIT Unit distribution.

        Currently, Granite REIT intends to make monthly distributions in the estimated amount of $0.217 per REIT Unit.

        The portion of distributions by Granite REIT for 2017 which will be income for Canadian income tax purposes is estimated to be in the range of 75% to 85%. This estimate could change by the end of 2017. In light of its nominal anticipated earnings (if any), it is not expected that Granite GP will pay dividends in 2017.

Distributions of Granite REIT

        In 2016, Granite REIT declared two monthly distributions of $0.192 per Stapled Unit, nine monthly distributions of $0.203 per Stapled Unit and one monthly distribution of $0.217 per Stapled Unit.

        In 2015, Granite REIT declared 12 monthly distributions of $0.192 per Stapled Unit.

        In 2014, Granite REIT declared 11 monthly distributions of $0.183 per Stapled Unit and one monthly distribution of $0.192 per Stapled Unit.

MARKET FOR SECURITIES

Trading Price and Volume

        Granite's Stapled Units are listed for trading on the TSX under the symbol "GRT.UN" and on the NYSE under the symbol "GRP.U". The volume of trading and the high and low trading price of Granite's Stapled Units on the TSX for each month of the year ended December 31, 2016 are set forth in the following table:

	Stapled Units
TSX 2016	(High) ($)	Low ($)	Traded Volume
January	38.75	36.05	2,999,505
February	38.94	35.63	2,473,672
March	39.29	35.60	2,082,684
April	38.38	36.06	2,125,197
May	40.23	37.11	1,492,802
June	39.86	37.91	1,408,638
July	40.95	38.45	1,062,692
August	43.68	40.07	1,452,598
September	41.63	39.33	1,307,847
October	42.54	39.61	2,362,731
November	44.98	41.49	2,923,415
December	45.16	43.25	1,684,075

Source: TSX Market Data

 Prior Sales

        On December 20, 2016, Granite LP issued the 2023 Debentures at a price of $100.002 per $100.00 principal amount of 2023 Debentures. See "Credit Facility and Other Indebtedness — Other Unsecured Indebtedness".

 TRUSTEES AND MANAGEMENT OF GRANITE

        The following table provides the name, province or state and country of residence, the current position, board committee membership (where applicable) and office held with each of Granite REIT and Granite GP and the principal occupation (if not with Granite REIT or Granite GP) of each of Granite's current Trustees and officers and Granite GP's current Directors and officers, and the date since which such Trustee/Director has served on the board, or such individual was appointed as an officer, of the predecessor of Granite REIT and Granite GP, Granite Co.:

Name, Province/State and Country of Residence	Position and Office Held with each of Granite REIT and Granite GP (as applicable)	Present Principal Occupation (if not with Granite)	Trustee/Director/Officer Since
G. WESLEY VOORHEIS(1) Ontario, Canada	Trustee and Chairman Director and Chairman	Managing Director of VC & Co. Incorporated	June 30, 2011
MICHAEL BRODY(2)(4) New Jersey, USA	Trustee Director	Consultant	June 30, 2011
DONALD E. CLOW(4) Halifax, Canada	Trustee Director	President and CEO of Crombie REIT	November 22, 2016
BRYDON CRUISE(5) Ontario, Canada	Trustee Director	Chairman of the Board and Managing Partner of the Board of Brookfield Financial Securities LP	April 20, 2016
PETER DEY(1)(2) Ontario, Canada	Trustee and Vice-Chairman Director and Vice-Chairman	Chairman of Paradigm Capital Inc.	June 30, 2011
BARRY GILBERTSON(3)(4) Bath, Somerset, United Kingdom	Trustee Director	Corporate Director and Director Real Estate Professional	June 30, 2011
GERALD MILLER(2)(6) British Columbia, Canada	Trustee Director	Corporate Director	June 30, 2011
MICHAEL FORSAYETH(7) Ontario, Canada	Chief Executive Officer	Trustee and Director	January 19, 2016 August 12, 2011
JOHN DE ARAGON Ontario, Canada	Chief Operating Officer, Co-Head Global Real Estate		February 27, 2012
ILIAS KONSTANTOPOULOS Ontario, Canada	Chief Financial Officer		September 12, 2016
LORNE KUMER Ontario, Canada	Executive Vice President, Co-Head Global Real Estate		February 13, 2010
STEFAN WIERZBINSKI Vienna, Austria	Executive Vice President Europe		February 6, 2013

Notes:

(1)
Member of the Corporate Governance and Nominating Committee of Granite GP.

(2)
Member of the Compensation Committee of Granite GP.

(3)
Chair of the Corporate Governance and Nominating Committee of Granite GP.

(4)
Member of the Audit Committee of each of Granite REIT and Granite GP.

(5)
Chair of the Compensation Committee of Granite GP.

(6)
Chair of the Audit Committee of each of Granite REIT and Granite GP.

(7)
Effective January 19, 2016, Mr. Forsayeth was appointed as trustee of Granite REIT and director of Granite GP. Effective March 31, 2016, Mr. Forsayeth was appointed as Granite's CEO.

        As at December 31, 2016, the Trustees, Directors and executive officers of Granite, as a group, beneficially owned, directly or indirectly, or exercised control or direction 99,533 stapled units of Granite, representing less than one percent of the total number of Stapled Units outstanding.

        The term of office of each Trustee and Director expires at the time of Granite REIT's and Granite GP's Joint Annual General Meeting, which for 2017 is expected to be held on June 15, 2017. In the event that successors are not elected, the Trustees and Directors will remain in office until their successors are elected or appointed in accordance with applicable law and the constating documents of Granite REIT and Granite GP.

        Officers serve at the pleasure of the Board of Trustees of Granite REIT or Board of Directors of Granite GP, as applicable. Certain background concerning the current Trustees, Directors and officers of Granite, including their principal occupations over the last five years, is summarized below.

G. Wesley Voorheis — Trustee and Chairman of Granite REIT; Director and Chairman of Granite GP

        Since 1995 Mr. Voorheis has been the Managing Director of VC & Co. Incorporated and a Partner of Voorheis & Co. LLP, which act as strategic and other advisors to institutional, private equity, and other shareholders with respect to their investments in Canadian public and private companies.

        Mr. Voorheis served as a director and Chairman of the Board of HudBay Minerals Inc. from March 2009 until May 2015. He served as a director of RONA inc. from January 2013 until May 2015. He was a director and member of the Audit Committee of Coventree Inc. from April 2008 to February 2012 and a director of Easyhome Ltd. from April 2010 to December 2011. Mr. Voorheis has acted as the Chief Executive Officer and a director of Hollinger Inc. and as the Chairman of the Board of YBM Magnex International Inc., following the reconstitutions of the boards of these companies. He has also served as Chairman of a number of special board committees and as a director of various other Canadian publicly traded companies.

        Prior to the establishment of VC & Co. Incorporated and Voorheis & Co. LLP in 1995, Mr. Voorheis was a partner at a major Toronto law firm.

Michael Brody — Trustee of Granite REIT; Director of Granite GP

        Mr. Brody has over 30 years of experience in commercial real estate, evenly divided between the capital markets and property sectors. Mr. Brody is a senior advisor providing non-executive consulting services to The Blackstone Group L.P., a NYSE-listed entity. From May 2008 to August 2011, Mr. Brody was the President and Chief Operating Officer of Loeb Partners Realty, LLC, a privately-held real estate company headquartered in New York. From July 2009 to December 2010, Mr. Brody served on the Board of Rock US Joint Ventures, a Lloyds Banking Group/HBOS-controlled entity. From 2002 to 2008, Mr. Brody served as a Managing Director and Head of CMBS Origination for Merrill Lynch & Co. Prior to that, Mr. Brody acted as Senior Vice President and Chief Credit Officer of GMAC Commercial Mortgage and a Managing Director for Nomura Securities in New York and San Francisco, where he was part of the commercial mortgage-backed securities team. Mr. Brody began his career as a leasing broker with Cushman & Wakefield and has acted as a Vice President of Asset Management for the Mack Company and as a Vice President of Goldfarb Properties.

        Mr. Brody received a Bachelor of Arts degree from Cornell University and a Masters in Business Administration in finance from Columbia University.

Donald E. Clow — Trustee of Granite REIT; Director of Granite GP

        Mr. Clow has been the President and Chief Executive Officer of Crombie REIT, a Canadian Real Estate Investment Trust that owns and operates shopping centres, freestanding grocery stores and office buildings with an enterprise value of approximately $4.75 billion, since 2009.

        Prior to joining Crombie REIT, Mr. Clow was the President of ECL Developments Limited, a real estate development subsidiary of Empire Company Limited ("Empire"). Prior to joining Empire, he was the President of Southwest Properties, an entrepreneurial real estate developer and owner of commercial and residential property.

        Mr. Clow serves on the Board of Governors of Acadia University, the Board of Directors for REALpac, the BOMA National Advisory Board and the ICSC Foundation Canada.

        Mr. Clow holds a Bachelor of Business Administration from Acadia University, earned his CA designation with KPMG and was designated a Fellow Chartered Accountant in 2002. He is a recent graduate of the YPO President's Program in Leadership at the Harvard Business School and is a member of World Presidents' Organization (WPO).

Brydon Cruise — Trustee of Granite REIT; Director of Granite GP

        Mr. Cruise is currently a Chairman of the Board and Managing Partner of the Board of Brookfield Financial Securities LP ("Brookfield"), a global investment bank focused on real estate, renewable power, infrastructure and financial services. Mr. Cruise has been a Managing Partner of Brookfield Financial since June 2003 and previously served as President of Brookfield from August 2005 to April 2016.

        Prior to joining Brookfield, Mr. Cruise was a Managing Director at RBC Capital Markets. Prior to joining RBC Capital Markets, Mr. Cruise worked on the principal side as a Managing Partner for two prominent U.S.-based real estate finance investment companies, Fortress Investment Group and Lonestar Opportunity Fund, and was a member of the real estate investing banking team at Citigroup. He has more than 25 years of experience in the real estate investment and investment banking industry, focusing on real estate mergers and acquisitions and debt and equity capital market transactions.

        Since May 2010, Mr. Cruise has served as director of MCAN Mortgage Corporation, a mortgage investment company.

        Mr. Cruise graduated from Wilfrid Laurier University with a degree in Business Administration.

Peter Dey — Trustee and Vice-Chairman of Granite REIT; Director and Vice-Chairman of Granite GP

        Mr. Dey has been the Chairman of Paradigm Capital Inc., an investment dealer, since November 2005. He has been a director of Goldcorp Inc. since June 2006 and a director of Gran Tierra Energy Inc. since May 2015.

        He was a director of Caracal Energy Inc. from March 2013 to July 2014, a director of Enablence Technologies Inc. from October 2011 to October 2013, and a director of Coventree Inc. from April 2008 to February 2012. Mr. Dey was a Partner of the Toronto law firm Osler, Hoskin & Harcourt LLP, where he specialized in corporate board issues and mergers and acquisitions, from 2001 to 2005, and prior to that from 1985 to 1994 and from 1973 to 1983. From 1994 to 2001, Mr. Dey was Chairman of Morgan Stanley Canada Limited, where he helped develop the Canadian investment banking business and the overall strategic direction of Morgan Stanley in Canada. From 1993 to 1995, Mr. Dey chaired The Toronto Stock Exchange Committee on Corporate Governance in Canada that released the December 1994 report entitled "Where Were the Directors?", known as the Dey Report. Mr. Dey has also served as Chairman of the Ontario Securities Commission and was Canada's representative to the Organization for Economic Co-operation and Development Task Force that developed the OECD Principles of Corporate Governance released in May of 1999.

        Mr. Dey is also a director of the Massachusetts Museum of Contemporary Art.

        Mr. Dey attended Queen's University, where he earned his Bachelor of Science in 1963 and Dalhousie University, where he earned his Bachelor of Laws degree in 1966. He received his Master of Laws degree from Harvard University in 1967.

Barry Gilbertson — Trustee of Granite REIT; Director of Granite GP

        Mr. Gilbertson has more than 40 years of experience in real estate and construction. He has been Managing Director of Tigger Limited, trading as Barry Gilbertson Consultancy, since August 2010, providing professional advice focused on strategy and risk to businesses with significant real estate interests. Mr. Gilbertson has been the Senior Independent Director of LSE-listed Custodian REIT plc (in United Kingdom) since March 2014. He also served as Chairman of the Administrative Board of conwert Immobilien Invest SE, a real estate company quoted on the Vienna Stock Exchange, as a one year turnaround role, from June 2015 to June 2016 and also served as a director of RONA Inc. from January 2013 until May 2015. Until March 2012, he served as a non-executive consultant at Knight Frank LLP, the international real estate advisory firm. Mr. Gilbertson was a partner at PricewaterhouseCoopers LLP ("PwC") from 1996 until 2011, where he focused on business recovery, turnaround and corporate finance projects ranging from international multi-bank work to single lender projects in the UK. At PwC, Mr. Gilbertson led, for example, the work-out of the U.S.$8 billion real estate investment portfolio owned (as well as the corporate property occupied in the UK and Europe) by Lehman Brothers (in administration), together with other significant turnaround projects, such as Rock, a real estate group in New York. Mr. Gilbertson has led or worked on projects, or spoken at conferences, in some 34 countries, and invited to speak at 8 world events in various countries.

        Mr. Gilbertson was global President of The Royal Institution of Chartered Surveyors (RICS) from 2004 to 2005, a member of The Bank of England Property Forum from 2003 to 2010, the founder Chairman of the Non-Administrative Receivers Association (NARA) in 1995, the co-founder Vice Chair of the World Association of Valuation Organisations (WAVO) in 2004, the Chair of Valuation for the United Nations Real Estate Advisory Group as an individual member from 2000 to 2005, a member of the Institute of Directors (IoD) in the UK since 1986 and a Counselor of Real Estate (CRE) from 1998-2016. Mr. Gilbertson has been Visiting Professor at The University of Northumbria in Newcastle, UK since 2003, was appointed in 2014 as a Visiting Professor at The Royal Agricultural University in UK, a Visiting Lecturer at 21 universities in China, Germany, Kenya, the UK and the United States, and has in excess of 100 published articles to his name.

        Mr. Gilbertson served as a Trustee and Board Director at the College of Estate Management from 2005 to 2014. He is currently a member of The Council (and The Court) of the University of Bath, UK, serving on two committees including Finance. Mr. Gilbertson is a Trustee of the Bath Preservation Trust, Chairs its Historic Vaults Group and a member of its Architecture & Planning Committee in the UK. He is also a Trustee of the F.G. Cooke Charity, in Bath, UK. He is a Founding Fellow of the Institute of Continuing Professional Development, a Freeman of the City of London, UK and holds Honorary Membership designations from four professional bodies — in South Africa, in Romania and in the UK.

Gerald Miller — Trustee of Granite REIT; Director of Granite GP

        Mr. Miller was Executive Vice President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. ("West Fraser") from January 2009 until his retirement in July 2011. Mr. Miller has been a director of West Fraser since April 2012. From February 2007 to December 2008, Mr. Miller's principal occupation was Executive Vice President, Operations of West Fraser. Prior to that, since 1986, Mr. Miller held several other senior finance, administration and operations offices at West Fraser, including Vice-President, Corporate Controller; Vice-President, Administration; and Executive Vice-President, Pulp and Paper.

        Mr. Miller is an experienced CPA, CA and has been a member of the Chartered Professional Accountants of British Columbia and the Chartered Professional Accountants of Canada for over 30 years. Prior to joining West Fraser in 1986, he was a Senior Audit and Tax Manager with one of the major Canadian Chartered Professional Accounting firms.

        Mr. Miller holds a Bachelor of Commerce degree from the University of British Columbia.

Michael Forsayeth — Trustee and Chief Executive Officer of Granite REIT; Director and Chief Executive Officer of Granite GP

        Mr. Forsayeth has been Granite's Chief Executive Officer since March 31, 2016 and a director and trustee since January 19, 2016. From September 10, 2015 to March 31, 2016, Mr. Forsayeth served as the Interim Chief Executive Officer and from August 12, 2011 to September 12, 2016, he served as Granite's Chief Financial Officer. Prior to that, from June 2007 to July 2011, Mr. Forsayeth was Chief Financial Officer of Intrawest. Mr. Forsayeth has been a director of Imvescor Restaurant Group Inc. since November 2014. Over the course of his 35 plus-year career, Mr. Forsayeth has held CFO and senior executive financial and operating positions in several large public and private real estate, hospitality, transportation, manufacturing and financial companies. Mr. Forsayeth is a CPA, CA and also spent nine years with Coopers & Lybrand (now PricewaterhouseCoopers)

in various areas including the audit practice and the insolvency group, and on a secondment in their London, England office.

        Mr. Forsayeth graduated from Queen's University with an Honours Bachelor of Commerce degree.

John De Aragon — Chief Operating Officer, Co-Head Global Real Estate of Granite REIT; Chief Operating Officer, Co-Head Global Real Estate of Granite GP

        Mr. De Aragon is responsible for all aspects of Granite's global real estate platform including property operations and investments. He is also responsible for Granite's 3rd party joint venture relationships.

        Mr. De Aragon has over 25 years of experience in the real estate industry, covering real estate investment, property development and asset management throughout Canada, the United States and Europe. His experience covers a wide range of real estate sectors (industrial, office and retail), markets, investors and operating companies. Mr. De Aragon has held senior management positions at Fortress Investment Group, Bentall Kennedy and CIBC Development Corp.

        Mr. De Aragon graduated from the University of Guelph with a Bachelor of Arts in Management Economics.

Ilias Konstantopoulos — Chief Financial Officer of Granite REIT; Chief Financial Officer of Granite GP

        Mr. Konstantopoulos has been Granite's Chief Financial Officer since September 12, 2016 and brings a diverse and global background that includes over 20 years of corporate finance, mergers and acquisitions, and capital markets expertise as well as extensive experience in real estate. Previously, Mr. Konstantopoulos served as Managing Partner at Brookfield Financial and Managing Director at BMO Capital Markets and worked for several years at Ernst & Young where he earned his Canadian Chartered Professional Accountant, CA, and United States Certified Public Accountant, CPA, designations.

        Mr. Konstantopoulos graduated from McGill University with a Bachelor of Engineering and a Master of Business Administration and is a Professional Engineer.

Lorne Kumer — Executive Vice President, Co-Head Global Real Estate of Granite REIT; Executive Vice-President, Co-Head Global Real Estate of Granite GP

        Mr. Kumer oversees all aspects of Granite property operations related to Granite's global real estate platform including asset management, acquisitions, dispositions, and development. He is also responsible for the global Magna International relationship.

        Mr. Kumer has over 25 years of experience in the real estate industry working for both public and private development companies. His experience includes property development, leasing, land planning and construction. For over 15 years, Mr. Kumer has worked for Granite and Magna in various roles including the management of Granite's North American income-producing properties portfolio. Prior to joining Granite, Mr. Kumer held senior positions in the real estate industry including Vice President at C. Hunter Real Estate Corporation in Toronto and Vice President with Peregrine Hunter Properties Ltd.

        Mr. Kumer holds a Bachelor of Arts (Honours), business administration, from the Richard Ivey School of Business at the University of Western Ontario.

Stefan Wierzbinski — Executive Vice President Europe of Granite REIT; Executive Vice President Europe of Granite GP

        Mr. Stefan Wierzbinski is Granite's Executive Vice President Europe, based in Vienna, Austria. Mr. Wierzbinski is responsible for executing Granite's strategic initiatives in Europe as it relates to acquisitions, dispositions, development, leasing and management of Granite's European real estate portfolio. He is also responsible for the European Magna relationship and for the administration of the European subsidiaries, office and operations. He joined Granite in 2001.

        From 1997 to 2001, Mr. Wierzbinski worked with Arthur Andersen in Vienna, Austria as a tax consultant and auditor in several industries, including construction and real estate.

        Mr. Wierzbinski holds a Masters in Business Administration from the University of Business Administration in Vienna, Austria.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

        To the knowledge of Granite, except as set out below, no Trustee, Director or executive officer of Granite:

  (i)
  is, or within ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Granite REIT or Granite GP) that was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days:

  (a)
  that was issued while the Director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

  (b)
  that was issued after the Director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

        To the knowledge of Granite, except as set out below, no Trustee, Director or executive officer of Granite or a unitholder or shareholder holding a sufficient number of securities to affect materially the control of Granite REIT or Granite GP, respectively:

  (i)
  is, as at the date of this AIF or within ten years before the date of the AIF has been, a director or executive officer of any company (including Granite REIT or Granite GP) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

  (ii)
  has, within ten years prior to the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder; or

  (iii)
  been subject to:

  (a)
  any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

  (b)
  any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

        From on or about July 1, 2009 to December 31, 2010, Mr. Brody was a director of Rock U.S. Holdings Inc. and its subsidiary entities. During that period, two single-asset subsidiary entities, Rock New York (183 Madison Avenue) LLC and Rock New York (100-104 Fifth Avenue) LLC voluntarily filed for bankruptcy protection under U.S. bankruptcy legislation in the United States Bankruptcy Court of Delaware. The properties were sold through court-approved pre-petition auction process.

        Mr. Voorheis was a director of Hollinger Inc. ("Hollinger") from May 2006 to June 2008 and its chief executive officer from April 2007 to June 2008. Mr. Voorheis agreed to join the Hollinger board at the request of a shareholder to deal with certain management misconduct. Prior to Mr. Voorheis' involvement in Hollinger (on May 18, 2004), the OSC issued a temporary cease trade order that prohibited certain directors, officers and insiders of Hollinger from trading in securities of Hollinger, subject to certain exceptions, as a result of Hollinger's failure to file financial statements on a timely basis as required under Ontario securities laws. On

June 1, 2004, the OSC issued a management cease trade order (the "MCTO") (later varied on March 8, 2005, August 10, 2005 and April 28, 2006). The April 28, 2006 variation added the then current directors and officers of Hollinger to the list of persons subject to the MCTO. The MCTO was later revoked on April 10, 2007 by an OSC order, after remediation by Hollinger of its historical continuous disclosure record on March 7, 2007. Related cease trade orders were also issued by securities regulatory authorities in British Columbia on May 31, 2004 and Alberta on June 10, 2004 but were revoked, or expired, following the revocation of the MCTO by the OSC.

        On August 1, 2007, Hollinger obtained an initial order for creditor protection from the court under the Companies' Creditors Arrangement Act (Canada) and made a concurrent application for a companion order under Chapter 15 of the United States Bankruptcy Code. These proceedings included Hollinger and its wholly- owned subsidiaries, Sugra Limited and 4322525 Canada Inc. The initial order and the United States proceedings provided for an initial stay period of 30 days, and were subsequently extended. On May 26, 2008, the Court approved an agreement (announced by Hollinger on May 14, 2008) between Hollinger and its two principal creditors addressing matters in dispute among those parties and which stated that Mr. Voorheis would be resigning as an officer and director of Hollinger. On June 17, 2008, Mr. Voorheis resigned as a director and officer of Hollinger. Hollinger's Series II preference shares and the common shares are subject to a cease trader order issued by the OSC on July 23, 2008. Hollinger has stated that the cease trade order was issued as a result of Hollinger's determination, in the interests of reducing its costs for the benefit of its stakeholders, not to prepare and file annual audited financial statements and other annual disclosure documents in respect of Hollinger's financial year ended March 31, 2008. Consequently, following June 30, 2008, Hollinger has been in default of its continuous disclosure filing requirements under Canadian securities laws.

        Mr. Voorheis was a director of Sun Times Media Group, Inc. ("Sun Times") from August 2007 to June 2008. Mr. Voorheis agreed to join the Sun Times board at the request of a Hollinger shareholder to deal with certain management misconduct. On March 31, 2009, Sun Times and its domestic subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code.

        Mr. Voorheis and Mr. Dey were appointed directors of Coventree Inc. ("Coventree") in April 2008. On December 7, 2009, the OSC commenced proceedings against Coventree and certain of its officers in connection to events which occurred prior to Mr. Voorheis and Mr. Dey's involvement with Coventree. The proceedings relate to whether Coventree complied with its disclosure obligations in its prospectus relating to the initial public offering of its shares, and its timely disclosure obligations in 2007 prior to the market for certain asset-backed commercial paper freezing up on August 13, 2007 (collectively "Coventree Proceedings"). On November 8, 2011, the OSC issued orders in connection with the Coventree Proceedings which included an order that until its winding up is completed, trading in any securities by Coventree cease and that any Ontario securities law exemptions not apply to Coventree, provided that this order will not prevent the winding up of Coventree or trades in securities reasonably related to that winding up. Coventree appealed the OSC order at the Ontario Divisional Court in late 2012. On March 19, 2013, the decision of the OSC was upheld by the Ontario Divisional Court. On September 17, 2013, leave to appeal to the Court of Appeal for Ontario was denied.

        On June 30, 2010, the shareholders of Coventree approved a special resolution authorizing the winding up of Coventree and the distribution of its remaining assets, if any, to shareholders pursuant to the plan of liquidation and distribution. The Liquidation Plan commenced on February 15, 2012, when a liquidator was appointed for the purposes of winding up the Coventree's affairs and Mr. Voorheis and Mr. Dey resigned as directors, and Mr. Voorheis became an inspector of the company's liquidation on that date.

AUDIT COMMITTEE

Composition of the Audit Committee

        Each of Granite REIT and Granite GP has a separately designated standing audit committee (each an "Audit Committee"), currently composed of Messrs. Miller (Chairman), Brody, Clow and Gilbertson, each of whom has been determined by the Board of Trustees, in the case of Granite REIT, or the Board of Directors, in the case of Granite GP, to be "independent" and "financially literate", as such terms are defined in Multilateral Instrument 52-110 — Audit Committees and "independent" under the corporate governance standards of the NYSE applicable to audit committees. As well, Mr. Miller has been determined to be a "financial expert" within the meaning of the rules of the United States Securities and Exchange Commission (the "SEC") under the Sarbanes-Oxley Act of 2002. The education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as a member of each Audit Committee is set forth in their respective biographies above under the heading "Management of Granite REIT".

Pre-Approval Policies and Procedures

        Each Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the external auditor, Deloitte LLP for fiscal 2016. Each Audit Committee has established a policy to pre-approve all audit and permitted non-audit services provided to Granite by the external auditor, as well as the related fees to be paid to the external auditor.

        Under such policy, the respective Audit Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to Granite REIT or Granite GP, as the case may be, in accordance with applicable law, the rules and regulations of the NYSE, and policies and procedures approved by the Board of Trustees or Board of Directors, as applicable. Each Audit Committee may delegate pre-approval authority to any of its members. The decisions of any member of an Audit Committees to whom this authority has been delegated must be presented to the full committee at its next scheduled committee meeting.

Audit Committee's Charter

        The charter of the Audit Committee of Granite REIT is attached as Appendix A to this Annual Information Form. The charter of the Audit Committee of Granite GP is attached as Appendix B to this Annual Information Form. Each charter is also available at www.granitereit.com.

Audit Fees

        The following table sets forth the fees billed to Granite by Deloitte LLP and its affiliates for professional services rendered for the fiscal years ended December 31, 2016 and 2015.

Fees	2016	2015
Audit Fees(1)	$678,000	$630,000
Audit-Related Fees(2)	$93,800	$90,000
Tax Fees	$—	$—
All Other Fees(3)	$25,700	$17,900
Total	$797,500	$737,900

Notes:

(1)
Audit Fees consist of fees billed or estimated for the annual audit and quarterly review of Granite's combined and consolidated financial statements and services that are normally provided in connection with Granite's statutory and regulatory filings, including the auditor attestation requirements of the Sarbanes-Oxley Act and Granite's securities offerings.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Granite's financial statements and that are not included in category (1) above. They include fees for the audit of certain subsidiary financial statements, consultations concerning financial accounting and reporting standards, review of security controls and operational effectiveness of systems.

(3)
All Other Fees capture fees in respect of all services not falling under any of the foregoing categories.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

        Except as otherwise disclosed herein, no Trustee, Director or executive officer of Granite, nor any person or company that beneficially owns, or controls or directs, directly or indirectly, more than ten percent of any class or series of Granite's voting securities, or an associate or affiliate thereof, has any material interests, directly or indirectly in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or is reasonably expected to materially affect Granite.

 AUDITORS, REGISTRAR AND TRANSFER AGENT

        The auditors of Granite REIT and Granite GP are Deloitte LLP, located at Bay Adelaide Centre, East Tower, 22 Adelaide Street West, Suite 200, Toronto, Ontario, M5H 0A9. The registrar and transfer agent of Stapled Units is Computershare Investor Services Inc. at its principal offices in Toronto, Ontario. The co-transfer agent and co-registrar of Stapled Units in the United States is Computershare Trust Company, N.A. at its offices in Louisville, Kentucky.

        Deloitte LLP is independent of Granite REIT and Granite GP within the meaning of the Rules of Professional Conduct of CPA Ontario and the rules and Standards of the Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

LEGAL PROCEEDINGS

        Granite is party to various legal actions and claims arising in the ordinary course of its business, such as litigation with contractors, suppliers, governmental authorities, sellers and purchasers. Granite believes that none of these actions or claims, either individually or in combination, has had or, in the case of current actions and claims, will have, a material adverse effect on its financial condition or results of operations.

MATERIAL CONTRACTS

Agreements in Connection with the 2011 Arrangement

        In connection with the 2011 Arrangement, Granite Co., the Stronach Shareholder and the Stronach Trust entered into an Arrangement Agreement on January 31, 2011. Under the Arrangement Agreement, the parties agreed to effect certain transactions in connection with the implementation of the Arrangement. The Arrangement Agreement contains covenants, representations and warranties of and from each of Granite, the Stronach Shareholder and the Stronach Trust and various conditions precedent, both mutual and with respect to each party. Concurrently with the entering into of the Arrangement Agreement, each of Granite Co., the Stronach Shareholder, the Stronach Trust and the Initiating Shareholders entered into the Agreement with Initiating Shareholders. The Agreement with the Initiating Shareholders, among other things, provides the Initiating Shareholders with the ability to compel Granite, the Stronach Shareholder and the Stronach Trust to comply with certain obligations under the Arrangement Agreement. Each of the Arrangement Agreement and the Agreement with Initiating Shareholders are described in detail in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the Arrangement Agreement and the Agreement with Initiating Shareholders are available on SEDAR at www.sedar.com.

        Immediately prior to the implementation of the 2011 Arrangement, a transfer agreement between Granite Co., the Stronach Shareholder, certain subsidiaries of the Stronach Shareholder and the Stronach Trust (the "Transfer Agreement") providing for the transfer to that purchaser of certain assumed liabilities relating to the Assets, substantially in the form attached as Schedule C to the Arrangement Agreement was declared effective. In addition, also prior to the implementation of the 2011 Arrangement, Granite Co. entered into a forbearance agreement pursuant to which Granite became restricted from entering into the horseracing or gaming business, making any debt or equity investment in, or otherwise giving financial assistance to, any entity primarily engaged in the horseracing or gaming business or entering into any transactions with, or providing any services or personnel to, any entity primarily engaged in the horseracing or gaming business, substantially in the form attached as Schedule D to the Arrangement Agreement. Each of the Transfer Agreement and the Forbearance Agreement are described in the Management Information Circular of Granite Co. dated February 22, 2011 and such descriptions are hereby incorporated by reference herein. Copies of the forms of Transfer Agreement and Forbearance Agreement are available on SEDAR at www.sedar.com.

Other Material Contracts

        The following additional material contracts have been entered into by Granite and are still in effect:

  (i)
  the 2014 Indenture (as more fully described under "Credit Facility and Indebtedness — Other Unsecured Indebtedness");

  (ii)
  the 2016 Indenture (as more fully described under "Credit Facility and Indebtedness — Other Unsecured Indebtedness"); and

  (ii)
  the Support Agreement (as more fully described under "Description of Stapled Units — Support Agreement").

        Copies of the material contracts listed above may be found on SEDAR at www.sedar.com.

ADDITIONAL INFORMATION

        Additional information relating to Granite REIT and Granite GP may be found on SEDAR at www.sedar.com under their respective SEDAR profiles. Additional information, including Trustees', Directors' and executive officers' remuneration and indebtedness, principal holders of securities and securities authorized for issuance under the equity compensation plans is contained in the joint Management Information Circular/Proxy Statement of Granite REIT and Granite GP dated May 12, 2016 for the annual general meetings of the unitholders of Granite REIT and shareholders of Granite GP held on June 16, 2016. Additional financial information is provided in the Audited Combined Financial Statements of Granite and related Management's Discussion and Analysis for the year ended December 31, 2016.

APPENDIX A — GRANITE REIT AUDIT COMMITTEE CHARTER

GRANITE REAL ESTATE INVESTMENT TRUST
AUDIT COMMITTEE CHARTER

Purpose and Scope

        The audit committee (the "Committee") of Granite Real Estate Investment Trust (the "Trust") is a committee of the Board of Trustees (the "Board"). The Committee shall oversee the accounting and financial reporting processes of the Trust and the audits of the Trust's financial statements and exercise the responsibilities and duties set out in this Charter.

Membership

  Number of Members

        The Committee shall be composed of three or more members of the Board.

  Independence

        Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Trust from time to time (the "Applicable Requirements").

  Financial Literacy

        Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

  Term

        The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

  Chair

        The members of the Committee shall elect a Chair of the Committee from among their number.

Duties and Responsibilities

        The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

  Financial Reports

  General

        The Committee is responsible for overseeing the Trust's financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Trust's financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Trust. The auditors are responsible for auditing the Trust's annual consolidated financial statements and for reviewing the Trust's unaudited interim financial statements.

  Review of Annual Financial Reports

        The Committee shall review the annual audited combined financial statements of the Trust and Granite REIT Inc., the external auditor's report thereon and the related management's discussion and analysis of financial condition and results of operation ("MD&A"). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

  Review of Interim Financial Reports

        The Committee shall review the interim combined financial statements of the Trust and Granite REIT Inc., the external auditor's review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

  Financial Statement Review Considerations

        In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

  (i)
  meet with management and the external auditor to discuss the financial statements and MD&A;

  (ii)
  review the disclosures in the financial statements;

  (iii)
  review the audit report or review report prepared by the external auditor;

  (iv)
  discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

  (v)
  review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

  (vi)
  review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

  (vii)
  review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

  (viii)
  review management's report on the effectiveness of internal controls over financial reporting;

  (ix)
  review the factors identified by management as factors that may affect future financial results;

  (x)
  review responses received under the Trust's Internal Reporting Procedures (as defined below); and

  (xi)
  review any other matters related to the Trust's financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

  Review of Other Financial Disclosures

        The Committee shall review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Trust, press releases disclosing, or based upon, financial results of the Trust and any other material financial disclosure in a document that is publicly disseminated.

  Review of Forward-Looking Information

        The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

  Auditors

  General

        The Committee shall be responsible for oversight of the work of the auditors, including the external auditor's work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee.

  Nomination and Compensation

        The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms, including the external auditor's audit plan.

  Resolution of Disagreements

        The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

  Discussions with External Auditor

        The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

  Audit Plan

        The Committee shall periodically review a summary of the external auditor's annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

  Independence of External Auditor

        Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Trust; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

  Evaluation of Lead Partner

        The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

  Requirement for Pre-Approval of Non-Audit Services

        The Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to the Trust in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

  Approval of Hiring Policies

        The Committee shall review and approve the Trust's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Trust and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

  Internal Controls

  General

        The Committee shall review the Trust's system of internal controls.

  Establishment, Review and Approval

        The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

    the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Trust's internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management's conclusions;

    any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Trust's periodic regulatory filings;

    any material issues raised by any inquiry or investigation by regulators;

    the Trust's fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Trust to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

    any related significant issues and recommendations of the auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

  Internal Audit Function

        The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

  Internal Reporting Procedures

        The Committee shall establish procedures (the "Internal Reporting Procedures") for (a) the receipt, retention, and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Any such complaints or concerns that are received shall be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management and the General Counsel to reach a satisfactory conclusion. The Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Internal Reporting Procedures.

  Risk Management

        The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Trust and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Trust and to the long-term viability of the Trust. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Trust and the steps implemented by manage to management these risks.

  Compliance with Legal and Regulatory Requirements

        The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Trust; the effectiveness of the Trust's compliance policies; and any material communications received from regulators. The Committee shall review management's evaluation of and representations relating to compliance with specific applicable law and guidance, and management's plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Trust and Granite REIT Inc.

  Audit Committee Disclosure

        The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Trust's disclosure documents.

  Financial Executives

        The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

  Charter Review

        The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

Meetings

  Procedure

        The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

  Reporting to the Board

        The Chair shall provide a report to the Board on material matters considered by the Committee.

  In Camera Sessions

        The Committee shall hold meetings, or portions of meetings, at which management is not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

Delegation

        The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

Outside Advisors

        The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors. The Trust shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

APPENDIX B — GRANITE GP AUDIT COMMITTEE CHARTER

GRANITE REIT INC.
AUDIT COMMITTEE CHARTER

Purpose and Scope

        The audit committee (the "Committee") of Granite REIT Inc. (the "Company") is a committee of the Board of Directors (the "Board"). The Committee shall oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements and exercise the responsibilities and duties set out in this Charter.

Membership

  Number of Members

        The Committee shall be composed of three or more members of the Board.

  Independence

        Each member of the Committee must be independent in accordance with applicable law and the applicable rules and regulations of the Canadian Securities Administrators, the United States Securities and Exchange Commission, the New York Stock Exchange and any other regulator or authority having jurisdiction over the Company from time to time (the "Applicable Requirements").

  Financial Literacy

        Each member of the Committee shall be financially literate and shall have such accounting or financial management expertise as is required to comply with the Applicable Requirements.

  Term

        The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

  Chair

        The members of the Committee shall elect a Chair of the Committee from among their number.

Duties and Responsibilities

        The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any Applicable Requirements.

  Financial Reports

  General

        The Committee is responsible for overseeing the Company's financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Company's financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Company. The auditors are responsible for auditing the Company's annual consolidated financial statements and for reviewing the Company's unaudited interim financial statements.

  Review of Annual Financial Reports

        The Committee shall review the annual audited combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor's report thereon and the related management's discussion and analysis of financial condition and results of operation ("MD&A"). After completing its review, if advisable, the Committee shall recommend for Board approval such annual financial statements and the related MD&A.

  Review of Interim Financial Reports

        The Committee shall review the interim combined financial statements of the Company and Granite Real Estate Investment Trust, the external auditor's review report thereon and the related MD&A. After completing its review, if advisable, the Committee shall recommend for Board approval such interim financial statements and the related MD&A.

  Financial Statement Review Considerations

        In conducting its review of the annual financial statements or the interim financial statements, the Committee shall:

  (i)
  meet with management and the external auditor to discuss the financial statements and MD&A;

  (ii)
  review the disclosures in the financial statements;

  (iii)
  review the audit report or review report prepared by the external auditor;

  (iv)
  discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

  (v)
  review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

  (vi)
  review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under applicable accounting principles;

  (vii)
  review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

  (viii)
  review management's report on the effectiveness of internal controls over financial reporting;

  (ix)
  review the factors identified by management as factors that may affect future financial results;

  (x)
  review responses received under the Company's Internal Reporting Procedures (as defined below); and

  (xi)
  review any other matters related to the Company's financial statements that are brought forward by the auditors or management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

  Review of Other Financial Disclosures

        The Committee shall review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Company, press releases disclosing, or based upon, financial results of the Company and any other material financial disclosure in a document that is publicly disseminated.

  Review of Forward-Looking Information

        The Committee shall review and, if advisable, recommend for Board approval any material future-oriented financial information or financial outlook and endeavour to ensure that there is a reasonable basis for drawing any conclusions or making any forecasts and projections set out in such disclosures.

  Auditors

  General

        The Committee shall be responsible for oversight of the work of the auditors, including the external auditor's work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work. The external auditor will report directly to the Committee.

  Nomination and Compensation

        The Committee shall review and, if advisable, select and recommend for Board approval the external auditor to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms, including the external auditor's audit plan.

  Resolution of Disagreements

        The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

  Discussions with External Auditor

        The Committee shall periodically discuss with the external auditor such matters as are required by applicable auditing standards to be discussed by the external auditor with the Committee.

  Audit Plan

        The Committee shall periodically review a summary of the external auditor's annual audit plan. The Committee shall consider and review with the external auditor any material changes to the scope of the plan.

  Independence of External Auditor

        Before the external auditor issues its report on the annual financial statements, the Committee shall obtain from the external auditor a formal written statement describing all relationships between the external auditor and the Company; discuss with the external auditor any disclosed relationships or services that may affect the objectivity and independence of the external auditor; and obtain written confirmation from the external auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditor belongs and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the external auditor.

  Evaluation of Lead Partner

        The Committee shall periodically review the qualifications and performance of the lead partner(s) of the external auditor.

  Requirement for Pre-Approval of Non-Audit Services

        The Committee shall approve in advance any retainer of the external auditor to provide any non-audit service to the Company in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to any member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

  Approval of Hiring Policies

        The Committee shall review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company and the Committee shall be responsible for specified reporting and pre-approval functions thereunder.

  Internal Controls

  General

        The Committee shall review the Company's system of internal controls.

  Establishment, Review and Approval

        The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure, and shall review, evaluate and approve these procedures. The Committee shall periodically consider and review with management and the auditors:

    the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Company's internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management's conclusions;

    any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Company's periodic regulatory filings;

    any material issues raised by any inquiry or investigation by regulators;

    the Company's fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Company to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

    any related significant issues and recommendations of the auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

  Internal Audit Function

        The Committee shall periodically review and approve the internal audit function, including its plan, budget and resources. The Committee shall direct management to make changes it deems advisable in respect of the internal audit function.

  Internal Reporting Procedures

        The Committee shall establish procedures (the "Internal Reporting Procedures") for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Internal Reporting Procedures shall also be available for reports of breaches of the Code of Conduct and Ethics. Any such complaints or concerns that are received shall be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management and the General Counsel to reach a satisfactory conclusion. The Committee shall review investigations and any resolutions of complaints received and report to the Board thereon. The Committee shall be responsible for approving exceptions to the Internal Reporting Procedures.

  Risk Management

        The Committee shall be responsible for overseeing the identification and assessment of the principal risks to the operations of the Company and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to holders of securities of the Company and to the long-term viability of the Company. In this regard, the Committee shall require management to report periodically to the Committee, and the Committee shall report periodically to the Board, on the principal risks faced by the Company and the steps implemented by management to manage these risks.

  Compliance with Legal and Regulatory Requirements

        The Committee shall review reports from management members on: legal or compliance matters that may have a material impact on the Company; the effectiveness of the Company's compliance policies; and any material communications received from regulators. The Committee shall review management's evaluation of and representations relating to compliance with specific applicable law and guidance, and management's plans to remediate any deficiencies identified. The Committee shall be responsible for granting waivers to the Code of Conduct and Ethics of the Company and Granite Real Estate Investment Trust.

  Audit Committee Disclosure

        The Committee shall prepare, review and recommend for Board approval any audit committee disclosures required by Applicable Requirements in the Company's disclosure documents.

  Financial Executives

        The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

  Charter Review

        The Committee shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with Applicable Requirements and recommend to the Board for its approval any modifications to this Charter as are considered appropriate.

Meetings

  Procedure

        The time and place of the meetings of the Committee, the calling of meetings of the Committee and the procedure at such meetings in all respects shall be determined by the Committee; provided, however, that a majority of the members of the Committee shall constitute a quorum.

  Reporting to the Board

        The Chair shall provide a report to the Board on material matters considered by the Committee.

  In Camera Sessions

        The Committee shall hold meetings, or portions of meetings, at which management is not present. The Committee shall also periodically meet separately with management, the internal auditors and the external auditors.

Delegation

        The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this Charter as the Committee deems appropriate.

Outside Advisors

        The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisors. The Company shall provide appropriate funding, as determined by the Committee, for the services of these advisors.